SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Lockheed Martin Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Proxy Statement

Notice of 2003 Annual Meeting of Stockholders
April 24, 2003

Dayton Marriott Hotel

1414 South Patterson Boulevard

Dayton, Ohio 45409
Telephone: 937-223-1000

Area Airports

Dayton International Airport
Take Airport Access Road to I-70 East. I-70 East to I-75 South. Go to Exit 51 (Edwin C. Moses Blvd.). Bottom of exit ramp turn left. Second traffic light (Stewart St.) turn right. Cross bridge to first traffic light (Patterson Blvd.). Turn right onto Patterson Blvd. Hotel is on left.

From Toledo & Points North

Head South on I-75 to Exit 51 (Edwin C. Moses Blvd.). Bottom of exit ramp turn left. Second traffic light (Stewart St.) turn right. Cross bridge to first traffic light (Patterson Blvd.). Turn right onto Patterson Blvd. Hotel is on left.

From Cincinnati & Points South

Head North on I-75 to Exit 51 (Edwin C. Moses Blvd.). Right at traffic light. Pass the University of Dayton Arena. Turn right on Stewart Street and cross the bridge. Turn right on South Patterson Blvd. Hotel is on left.

From Indianapolis & Points West

Take I-70 East (Dayton) to I-75 South. Go to Exit to 51 (Edwin C. Moses Blvd.). At bottom of exit ramp turn left. Second traffic light (Stewart St.) turn right. Cross bridge to first traffic light (Patterson Blvd.). Turn right onto Patterson Blvd. Hotel is on left.

From Columbus & Points East

Take I-70 West (Dayton) to I-675 South (Cincinnati). Follow I-675 South to Rt. 35 West (Dayton). Take Rt. 35 West to Main Street/Jefferson Exit (5 miles). Go to second stop light (Patterson Blvd.). Turn left onto Patterson Blvd. and follow it for  1/2 mile. Hotel is on left.

Lockheed Martin Corporation
6801 Rockledge Drive Bethesda, MD 20817
Vance D. Coffman
Chairman and
Chief Executive Officer

March 14, 2003

Dear Fellow Stockholder:

            In recognition of the centennial year of flight, Lockheed Martin’s 2003 Annual Meeting of Stockholders will be held on Thursday, April 24, 2003, at 10:30 a.m., at the Dayton Marriott Hotel, 1414 S. Patterson Boulevard, Dayton, Ohio. I hope you will attend. You are also invited to join the Board of Directors and representatives of senior management at a reception beginning at 10:00 a.m. If you are unable to join us in person, I invite you to listen in to the Annual Meeting, which will be webcast through the Lockheed Martin website, www.lockheedmartin.com/investor.

            The Annual Meeting will begin with a report on your company’s 2002 performance followed by discussion and voting on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

            Your vote is important. Whether or not you plan to attend, please be sure your shares are represented at the meeting by returning your voting instructions in the enclosed envelope. If you plan on attending, let us know by marking the appropriate box on the proxy solicitation/ voting instruction card, or by indicating your plans when you cast your vote by internet or telephone.

            I look forward to seeing you in Dayton.

Sincerely,

Vance D. Coffman

LOCKHEED MARTIN CORPORATION

6801 Rockledge Drive

Bethesda, Maryland 20817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:30 a.m. Eastern time (Stockholder reception begins at 10:00 a.m.) Thursday, April 24, 2003

PLACE	Dayton Marriott Hotel 1414 S. Patterson Boulevard Dayton, Ohio 45409

WEBCAST	A live webcast of the Annual Meeting of Stockholders (“Annual Meeting”) will feature audio of the meeting including management presentations, and video of presentation charts. The webcast can be accessed on the Lockheed Martin website, www.lockheedmartin.com/investor.

ITEMS OF BUSINESS	(1) Election of thirteen directors to serve on the Board for a one-year term ending at next year’s annual meeting.
(2) Management Proposal — Approval of Lockheed Martin Corporation 2003 Incentive Performance Award Plan.
(3) Four stockholder proposals shown and discussed in the accompanying proxy statement.
(4) Consideration of any other matters which may properly come before the meeting.

RECORD DATE	Holders of Lockheed Martin Corporation common stock of record at the close of business on March 3, 2003, are entitled to vote at the meeting.

ANNUAL REPORT	The Corporation’s 2002 annual report, which is not part of the proxy soliciting materials, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can also vote their shares over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

Lillian M. Trippett
Vice President, Corporate Secretary and
Associate General Counsel

March 14, 2003

i

View Future Annual Reports and Proxy Statements Online

Stockholders wishing to view future annual reports and proxy statements over the internet rather than receiving copies in the mail should go online at http://www.econsent.com/lmt and complete the online consent form. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements unless it is withdrawn through written notification to EquiServe Trust Company, N.A., Shareholder Services (P. O. Box 43010, Providence, RI 02940-3010).

“Householding” of Documents

We are sending only one annual report and proxy statement to eligible stockholders who share a single address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If a stockholder of record residing at an address with other stockholders of record wishes to receive a separate annual report or proxy statement in the future, he or she may contact EquiServe Trust Company, N.A., Shareholder Services, P. O. Box 43010, Providence, RI 02940-3010 or call 1-800-519-3111. An eligible stockholder of record receiving multiple copies of our annual report and proxy statement can request householding by contacting us at the same address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

Written Copies of 2002 Annual Report/ Corporate Governance Guidelines

We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be mailed to James R. Ryan, Vice President Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, by calling Lockheed Martin Shareholder Direct at 1-800-568-9758 or by accessing the Lockheed Martin website at http://www.lockheedmartin.com/investor. Our Corporate Governance Guidelines are also available on this website. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants including Lockheed Martin.

Annual Meeting Admission

An admission ticket or proof of ownership (such as a recent brokerage statement or letter from your broker) and a form of photo identification is required for admission to the meeting. A detachable admission ticket is attached to your proxy solicitation/ voting instruction card. Internet voters will be guided to a site where they will be able to print an admission ticket.

All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

ii

GENERAL INFORMATION

Lockheed Martin’s Annual Meeting will be held at 10:30 a.m. Eastern time on Thursday, April 24, 2003 at the Dayton Marriott Hotel, 1414 S. Patterson Boulevard, Dayton, Ohio. The purposes of the meeting are set forth in the Notice of Annual Meeting of Stockholders. Your vote is important.

Our principal executive office is located at 6801 Rockledge Drive, Bethesda, Maryland 20817. This proxy statement, the proxy solicitation/voting instruction card and the notice of the Annual Meeting will be sent to our stockholders commencing March 14, 2003.

VOTING INFORMATION

We are soliciting your vote on the election of directors, a management proposal to approve the 2003 Incentive Performance Award Plan and four stockholder proposals. Stockholders as of the close of business on the record date, March 3, 2003, are entitled to vote at the Annual Meeting. On March 3, 2003, there were 454,214,804 shares outstanding of Lockheed Martin’s common stock, $1.00 par value per share. Each share outstanding on the record date (including shares held through Direct Invest, our dividend reinvestment and stock purchase plan or through our employee benefit plans) is entitled to one vote on each proposal presented at the Annual Meeting. The number of shares held in your account(s) is included in the solicitation/voting instruction card sent to you.

How to Vote

You may vote your proxy by internet, telephone or mail, as explained below. Doing so does not limit your right to vote at the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you will be provided voting instructions from the holder of record.

•	INTERNET: Access the internet voting site at http://www.eproxyvote.com/lmt, 24 hours a day. Instructional screen prompts will guide you through the voting process and a confirmation of your voting selections will be required before your vote is recorded.

•	TELEPHONE: Dial toll free 1-877-779-8683, 24 hours a day (or 1-201-536-8073 toll call outside of U.S.). Voice prompts will guide you through the voting process and a confirmation of voting selections will be required before your vote is recorded.

•	PROXY SOLICITATION/ VOTING INSTRUCTION CARD (“PROXY CARD”): Simply mark, date and sign the proxy card and return it to EquiServe Trust Company, N.A. in the postage-paid envelope provided. To vote in accordance with the Board of Directors’ recommendations, simply sign and date the proxy card and return it in the postage-paid envelope provided.

How to Revoke a Vote

You may revoke your vote at any time before the Annual Meeting by resubmitting your vote by internet, telephone or mail; by voting a ballot at the meeting; or by specifically revoking your vote in a letter to the Secretary of the Corporation at our principal executive office or at the Annual Meeting. Your personal attendance at the meeting does not revoke your proxy.

VOTING INFORMATION

Voting Representation and Tabulation

A quorum, or majority of the shares outstanding and entitled to vote, is necessary to conduct the Annual Meeting, elect directors and consider the proposals set forth in the next section. A quorum will be determined by the number of shares represented by persons attending the Annual Meeting and by properly executed and returned proxies.

Votes at the Annual Meeting will be tabulated by two independent judges of election from EquiServe Trust Company, N.A. An abstention will not be counted “for” or “against” a proposal but will be counted for the purpose of determining the existence of a quorum. Because our bylaws require the affirmative vote of a majority of the votes entitled to be cast at a meeting to authorize action on any matter, abstentions have the effect of a vote against a proposal. Accordingly, votes withheld from director-nominees are tabulated as votes against the director-nominees in the election of directors proposal.

Under the rules of the New York Stock Exchange, if your shares are held by a broker, you must give specific voting instructions to the broker on how you wish to vote with regard to election of directors described later in this proxy statement, or the broker may vote your shares at his or her discretion. Conversely, the New York Stock Exchange rules do not allow your broker to use his or her discretion to vote on the four stockholder proposals. Without specific instructions from you on how you wish to vote, a “broker non-vote” may result, which has the effect of a negative vote on these proposals.

The New York Stock Exchange rules at the time this proxy statement was printed allow your broker to vote your shares on management’s proposal to adopt the 2003 Incentive Performance Award Plan, even if your broker does not receive instructions from you. The New York Stock Exchange has proposed changes to its rules which may limit your broker’s ability to vote on management’s proposal unless you provide your broker with voting instructions. If these proposed changes to the New York Stock Exchange rules become effective prior to the annual meeting, your broker may not be able to vote your shares on management’s proposal to adopt the 2003 Incentive Performance Award Plan without receiving instructions from you.

If you hold shares through one of our defined contribution plans, you may instruct a plan fiduciary on how you wish to vote shares allocated to your account. If you don’t provide instructions, your allocated shares will be voted at the applicable plan fiduciary’s discretion. In addition, if you are a participant in our Salaried Savings Plan, you will be asked to indicate whether you elect to direct a plan fiduciary as to the voting of a portion of unallocated shares held by the plan’s trust. Unallocated shares for which no instructions are received will be voted by a plan fiduciary in the same proportion as unallocated shares for which instructions are received. If you are a plan participant, you will receive separate information from a plan fiduciary concerning how you can instruct the applicable plan fiduciary.

ELECTION OF DIRECTORS

There are thirteen nominees for election to the Board of Directors this year, and their biographical information is provided below. Each nominee is currently serving as a director except General (Retired) Joseph W. Ralston who is proposed for election at the 2003 Annual Meeting. All directors are elected to a one-year annual term that will end at the 2004 Annual Meeting. If any of the nominees is unable to stand for re-election at the 2003 Annual Meeting (an event which is not

ELECTION OF DIRECTORS

anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxies may vote for the substitute nominee or refrain from voting for any other nominee at their discretion. If any other matters come before the stockholders at the Annual Meeting, the persons holding the proxies will vote in their discretion the shares represented by proxy. Directors’ ages are as of March 14, 2003.

The Board unanimously recommends a vote FOR each of the director-nominees.

Nolan D. Archibald (59)	Director since April 2002

Chairman of the Board and Chief Executive Officer of The Black & Decker Corporation since 1986, President of The Black & Decker Corporation since 1985, and Chief Operating Officer of The Black & Decker Corporation from 1985 to 1986. Held various management positions at Beatrice Companies, Inc., from 1977 to 1985, including Senior Vice President and President of the Consumer & Commercial Products Group. Director of The Black & Decker Corporation and Brunswick Corporation.

Norman R. Augustine (67)	Director since March 1995

Lecturer With the rank of Professor, Department of Mechanical and Aerospace Engineering, School of Engineering and Applied Science, Princeton University, from September 1997 until July 1999; Chairman of Lockheed Martin from January 1997 until retirement as Chairman in April 1998, Chief Executive Officer of Lockheed Martin from January 1996 until retirement in August 1997, Vice Chairman of Lockheed Martin from April 1996 through December 1996, President of Lockheed Martin from March 1995 to June 1996; Chairman and Chief Executive Officer of Martin Marietta Corporation (“Martin Marietta”) from April 1988 to March 1995, director of Martin Marietta from 1986 to 1995; director of The Black & Decker Corporation, ConocoPhillips and The Procter & Gamble Company.

Marcus C. Bennett (67)	Director since March 1995

Executive Vice President and Chief Financial Officer of Lockheed Martin from July 1996 until his retirement in January 1999, Senior Vice President and Chief Financial Officer of Lockheed Martin from March 1995 to July 1996; Vice President and Chief Financial Officer of Martin Marietta from 1988 to 1995; director of Martin Marietta from 1993 to 1995; director of Carpenter Technology, Inc. from 1998 to 2001 and director of Martin Marietta Materials, Inc.

Vance D. Coffman (58)	Director since January 1996

Chairman of Lockheed Martin since April 1998, Chief Executive Officer of Lockheed Martin since August 1997, President of Lockheed Martin from October 1999 until April 2000 and from June 1996 until August 1997, Vice Chairman of Lockheed Martin from August 1997 to April 1998, Chief Operating Officer of Lockheed Martin from January 1996 until August 1997, Executive Vice President of Lockheed Martin from January to June 1996, President and Chief Operating Officer of Lockheed Martin Space & Strategic Missiles Sector from March 1995 to December 1995; Executive Vice President of Lockheed from 1992 to 1995, and President of Lockheed Space Systems Division from 1988 to 1992; director of Bristol-Myers Squibb Company and 3M Company.

Gwendolyn S. King (62)	Director since March 1995

President of Podium Prose, a Washington, D.C. speaker’s bureau and speechwriting service. Senior Vice President of Corporate and Public Affairs of PECO Energy Company (formerly Philadelphia

ELECTION OF DIRECTORS

Electric Company) from October 1992 until her retirement in February 1998; Commissioner of the Social Security Administration from August 1989 to September 1992; director of Martin Marietta from 1992 to 1995; director of Pharmacia Corporation, Monsanto Company, Marsh and McLennan Companies, Inc. and Countrywide Financial Corporation.

Douglas H. McCorkindale (63)	Director since April 2001

Chairman of Gannett Co., Inc. (“Gannett”) since February 1, 2001, Chief Executive Officer of Gannett since June 1, 2000, President of Gannett since 1997, Vice Chairman of Gannett from 1984 to January 31, 2001, Chief Financial Officer of Gannett from 1979 to 1997, Chief Administrative Officer of Gannett from 1985 to 1997; director of Gannett, Continental Airlines, Inc. and a director or trustee of a number of investment funds in the family of Prudential Mutual Funds.

Eugene F. Murphy (67)	Director since March 1995

Vice Chairman and Executive Officer of General Electric Company from September 1997 to July 1999, President and Chief Executive Officer of GE Aircraft Engines from 1993 to September 1997, President and Chief Executive Officer of GE Aerospace from 1992 to 1993, Senior Vice President of GE Communications & Services from 1986 to 1992; director of Martin Marietta from 1993 to 1995; director of BellSouth Corporation; Chairman, St. Francis Hospital; member of President Reagan’s National Security Telecommunications Advisory Committee; former Chairman and permanent member of the Board of Directors of the Armed Forces Communications and Electronics Association.

Joseph W. Ralston (59)	Nominee for Election April 2003

Vice Chairman of the Cohen Group, Washington, D.C. since March 2003. Retired from active duty on March 1, 2003. Commander, U.S. European Command and Supreme Allied Commander Europe, NATO, Mons, Belgium from May 2000 until January 2003. Vice Chairman, Joint Chiefs of Staff, Washington, D.C. from March 1996 – April 2000; since 1965, served in operational command at squadron, wing, numbered air force and major command, as well as various staff and management positions at every level of the Air Force.

The Cohen Group is a consulting business that performs services to the Corporation. In 2002, the Corporation paid the Cohen Group approximately $430,000 and it is anticipated that approximately $500,000 will be paid to the Cohen Group in 2003.

Frank Savage (64)	Director since March 1995

Chief Executive Officer of Savage Holdings LLC since August 2001; Chairman of Alliance Capital Management International, a division of Alliance Capital Management LP, an investment management company from 1993 to July 31, 2001; Chairman of the Board of Alliance Corporate Finance Group, Inc. since 1993; Senior Vice President of The Equitable Life Assurance Society of the United States from 1987 to 1996; Chairman of the Board of Equitable Capital Management Corporation from 1992 to 1993, Vice Chairman of the Board of Equitable Capital Management Corporation from 1986 to 1992; director of Alliance Capital Management L.P., Qualcomm Inc.; trustee of Johns Hopkins University and Chairman of the Board of Trustees of Howard University; director of Lockheed from 1990 to 1995; director of Enron Corporation from 1999 to 2002; director of the Institute of International Education and the New York Philharmonic; former U.S. Presidential appointee to the Board of Directors of U.S. Synthetic Fuels Corporation.

ELECTION OF DIRECTORS

Anne Stevens (54)	Director since September 2002

Vice President, North America Vehicle Operations of Ford Motor Company since August 2001, Vice President, North America Assembly Operations of Ford Motor Company from April 2001 to August 2001. Held various management positions at Ford Motor Company from 1990 up to the present, including executive director in Vehicle Operations in North America. Held various engineering, manufacturing and marketing positions at Exxon Chemical Co. before joining Ford. Director of the UAW Family Service & Learning Center, trustee of Drexel University, and an advisory board member of a graduate business program at Northwestern University.

Robert J. Stevens (51)	Director since October 2000

President and Chief Operating Officer of Lockheed Martin since October 23, 2000, Executive Vice President and Chief Financial Officer of Lockheed Martin from October 1999 to March 2001, Vice President of Strategic Development of Lockheed Martin from November 1998 to October 1999; President and Chief Operating Officer of the former Lockheed Martin Energy and Environment Sector from January 1998 to June 1999; President of Lockheed Martin Air Traffic Management Division from June 1996 through January 1998; Executive Vice President and Senior Vice President and Chief Financial Officer of Air Traffic Management from December 1993 to May 1996; and General Manager of Loral Systems Manufacturing Company from 1987 to 1993; and director of Monsanto Company.

James R. Ukropina (65)	Director since March 1995

Chief Executive Officer, Directions, LLC and Of Counsel, O’Melveny & Myers LLP (Partner from 1992 – 2000); Chairman of the Board and Chief Executive Officer of Pacific Enterprises from 1989 to 1991; director of Lockheed from 1988 to 1995; director of Pacific Life Insurance Company, Central Natural Resources Inc., Trust Company of the West, the W. M. Keck Foundation and Indymac Bancorp, Inc.

Douglas C. Yearley (67)	Director since March 1995

Chairman Emeritus of the Board of Phelps Dodge Corporation (“Phelps Dodge”), Chairman of the Board of Phelps Dodge from 1989 until his retirement in May 2000 and Chief Executive Officer of Phelps Dodge from 1989 to 1999, President of Phelps Dodge from 1991 to 1997, Executive Vice President of Phelps Dodge from 1987 to 1989, President of Phelps Dodge Industries, a division of Phelps Dodge, from 1988 to 1990, Senior Vice President of Phelps Dodge from 1982 to 1986; director of Lockheed from 1990 to 1995, J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Company of New York from 1993 to 2000, Southern Peru Copper Corporation from 1991 to 2000, USX Corporation from 1992-2001, and United States Steel Corporation and Marathon Oil Corporation beginning in 2002. Also member of the National Council of the World Wildlife Fund and graduate member of The Business Council.

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee Membership Roster

				Management	Nominating
	Audit			Development	and
	and			and	Corporate
Name	Ethics	Executive	Finance	Compensation	Governance

Nolan D. Archibald	x		x

Norman R. Augustine		x1	x		x1

Marcus C. Bennett		x	x

Vance D. Coffman		x

Gwendolyn S. King	x1	x		x2

Douglas H. McCorkindale			x	x2	x

Eugene F. Murphy	x	x		x1,2	x

Joseph W. Ralston[3]

Frank Savage		x	x1	x2

Anne Stevens	x			x2

Robert J. Stevens

James R. Ukropina	x				x

Douglas C. Yearley	x		x

Number of Meetings in 2002	7	0	3	5	5

NOTES TO TABLE:

(1)	Chairman
(2)	Member, Stock Option Subcommittee
(3)	Not a director in 2002

COMMITTEES OF THE BOARD OF DIRECTORS

Functions of Committees

The roles and functions of the Committees will be changed during 2003 to reflect new Securities and Exchange Commission regulations and New York Stock Exchange listing standards.

Audit and Ethics Committee:

•	Has general powers relating to accounting, financial disclosure and auditing matters;
•	Recommends the selection, retention, and compensation and monitors the independence of our independent auditors;
•	Reviews the scope of the internal audit and independent auditors’ work;
•	Reviews the financial accounting and reporting policies and principles appropriate for the Corporation, and any recommendations to improve existing practices;
•	Reviews the financial statements to be included in the Corporation’s Annual Report on Form 10-K and each Form 10-Q;
•	Monitors compliance with the Code of Ethics and Standards of Business Conduct;
•	Reviews and resolves all matters presented to it by our Ethics office;
•	Reviews and monitors the adequacy of our policies and procedures, and the organizational structure for ensuring general compliance with environmental, health and safety laws and regulations;
•	Reviews with the General Counsel the status of pending claims, litigation and other legal matters;
•	Meets separately and independently with the Vice President, Internal Audit and our independent auditors.

         The Audit and Ethics Committee’s 2003 Report is on page 8.

Executive Committee:

•	May exercise powers in the management of our business as may be authorized by the Board of Directors, subject to applicable law.

Finance Committee:

•	Has general powers relating to the management of our financial affairs, including borrowing arrangements and the investment of our available cash resources;
•	Reviews our financial condition and the financial impact of all benefit plans and proposed changes in our capital structure;
•	Reviews and recommends to the Board our proposed capital expenditure and contributions budgets;
•	Monitors the financial impact of all our trusteed benefit plans and reviews the performance of the assets and administration of our trusteed benefit plans.

Management Development and Compensation Committee:

•	Appraises performance of management;
•	Recommends to the Board compensation to be paid to officers reporting to the Executive Office and approves compensation for all other elected officers;
•	Has the power to approve employee benefits provided by all bonus, supplemental and special compensation plans, including pension, insurance and health plans.

COMMITTEES OF THE BOARD OF DIRECTORS

Stock Option Subcommittee:

•	Oversees all performance-based compensation plans, including stock options and long-term incentive performance awards.

Nominating and Corporate Governance Committee:

•	Recommends to the Board the Board’s composition (including size and qualifications for membership) and compensation;
•	Recommends to the Board nominees to fill vacancies or new positions on the Board of Directors and the Board’s nominees for election at an annual meeting of stockholders;
•	Recommends to the Board chairpersons and members for appointment to committees;
•	Monitors the role, effectiveness and independence of the Board and oversees our corporate governance process;
•	Pursuant to Board guidelines, the Chairman of the Nominating and Corporate Governance Committee acts as Chairman during Executive Sessions of the Board.

Audit and Ethics Committee Report

Our written charter requires us to oversee Lockheed Martin’s financial reporting process and monitor compliance with its Code of Ethics and Business Conduct on behalf of the Board of Directors. As members of the Audit and Ethics Committee, we are independent under the rules of the New York Stock Exchange. We review and assess our charter annually. Lockheed Martin’s management is responsible for the financial reporting process and the quarterly and annual consolidated financial statements, including maintaining a system of internal controls and disclosure controls and procedures. The Corporation’s independent auditors, Ernst & Young LLP, are responsible for auditing the annual consolidated financial statements and for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

We believe that quality financial reporting results from a strong internal control environment. Management is responsible for financial statement preparation, and the independent auditors are responsible for auditing those statements. The Committee does not prepare financial statements or conduct audits. We also believe that the internal control environment has to be supported by clear and effective control systems, procedures in place to manage risk, high standards of ethics and business conduct, and employee and management accountability for complying with the Corporation’s policies and procedures. As part of our process to monitor the compliance of Lockheed Martin’s management and employees with its Code of Ethics and Business Conduct, we meet with the Corporation’s chief ethics officer to review ethics education plans and results, as well as to review compliance with the Code. We have established a process for employees to confidentially or anonymously transmit to us complaints or concerns about accounting, internal control or auditing matters.

In connection with the December 31, 2002 financial statements, we have:

•	discussed with the internal and independent auditors the overall scope and plans for their audits;
•	reviewed and discussed the financial statements in the 2002 Annual Report, including discussions about critical accounting policies, with management and the independent auditors and received management’s representation that those statements were prepared according to accounting principles generally accepted in the United States;

COMMITTEES OF THE BOARD OF DIRECTORS

•	discussed with the independent auditors the items that are required to be discussed under the American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 61, Communications with Audit Committees, including discussions about the quality of the financial statements and clarity of the related disclosures;
•	reviewed and considered the written disclosures and the letter received from Ernst & Young, as required by Independence Standards Board Standard No. 1, including a discussion about their independence from Lockheed Martin and management;
•	approved the fees for audit, audit-related and nonaudit services provided by Ernst & Young, and evaluated the types of nonaudit services performed, including whether or not those services were compatible with their independence; and
•	met with the internal and independent auditors, separately and with management present, to discuss the results of their examinations, their evaluations of Lockheed Martin’s internal controls, and the overall quality of the Corporation’s financial reporting.

Based on the reviews and discussions above, we recommended to the Board of Directors that the audited consolidated financial statements for 2002 be included in Lockheed Martin’s Annual Report on Form 10-K for the year ended December 31, 2002, which is filed with the Securities and Exchange Commission. The Board approved our recommendation.

Members of the Audit and Ethics Committee:

Gwendolyn S. King, Chairman Nolan D. Archibald Eugene F. Murphy	Anne Stevens James R. Ukropina Douglas C. Yearley

Compensation Committee Interlocks and Insider Participation

There are no discloseable items under this section.

DIRECTORS’ COMPENSATION

Directors receive a significant portion of their compensation in the form of our common stock. Each director has the option to defer all cash compensation and be credited with earnings as though the cash compensation had been invested in our common stock. This approach aligns the interests of the Board with the stockholders.

During 2002, the Board held 10 meetings, and all incumbent directors attended at least 75 percent of scheduled Board of Directors and committee meetings.

The following table summarizes the compensation of our directors during 2002 (with the exception of Dr. Coffman and Mr. Stevens who as executive officers are not paid for their service as directors):

Effective January 2002

Cash retainer	$75,000

Stock retainer[1]	$75,000 in stock units, stock options or 50 /50 combination thereof

Committee Chairman retainer	$5,000

Deferred compensation plan[2,3]	Cash retainer deferrable with earnings at prime rate, S&P 500 or LMT stock return

Charitable award program[4]	$1,000,000 donation (at director’s death)

Travel accident insurance[5]	$1,000,000

NOTES TO TABLE:

(1)	Under the Lockheed Martin Corporation Directors’ Equity Plan (“Directors’ Equity Plan), each non-employee director may elect to receive (i) a number of stock units with a value on January 15 equal to $75,000 or (ii) options to purchase a number of shares of stock, which options have an aggregate fair market value on January 15 of $75,000 or (iii) a combination of stock units with a fair market value on January 15 equal to $37,500 and options to purchase a number of shares of stock which options have an aggregate fair market value on January 15 of $37,500. The amount a director ultimately receives will depend upon the performance of Lockheed Martin stock following the award. Except in certain circumstances, options and stock units vest on the first anniversary of grant. Upon a change in control (as defined in the Directors’ Equity Plan) a director’s stock units and outstanding options become fully vested, and directors will have the right to exercise their options immediately. Upon a director’s termination of service from our Board of Directors, the stock units will be distributed, at the director’s election, in whole shares of stock or in cash, in a lump sum or in up to ten annual installments. During the period a director’s interest is represented by stock units, a director has no voting, dividend or other rights with respect to the shares, but will receive additional stock units representing dividend equivalents (converted to stock units based on the closing market price of our common stock on the applicable dividend payment dates). Stock options are rights to purchase a specified number of shares of our common stock at an exercise price equal to 100 percent of the fair market value of the stock on the grant date. The options granted pursuant to the Directors’ Equity Plan are non-qualified stock options and have a term of ten years. A director may exercise the options during the ten-year term after meeting a one-year vesting requirement. A director has no voting, dividend or other stockholder rights for the shares of common stock covered by an option until he or she becomes the holder of record of those shares. The Directors’ Equity Plan was approved by the stockholders in 1999.

DIRECTORS’ COMPENSATION

(2)	Effective May 1, 1999, the Board of Directors terminated the Lockheed Martin Corporation Directors’ Retirement Plan (“Directors’ Retirement Plan”) and death benefit. Upon termination of the Directors’ Retirement Plan, the present value of the benefits attributable to each current employee or non-employee director prior to that date and the actuarial value of the death benefit for each non-employee director was credited to the director’s account under the Lockheed Martin Corporation Directors’ Deferred Compensation Plan (“Directors’ Deferred Compensation Plan”). Amounts credited from the Directors’ Retirement Plan and the death benefit are subject to the same investment and distribution choices as are available for other cash compensation deferred under the Directors’ Deferred Compensation Plan.

(3)	The Directors’ Deferred Compensation Plan provides non-employee directors the opportunity to defer up to 100 percent of the cash portion of their fees. Deferred amounts earn interest at a rate that tracks the performance of (i) the prime rate, (ii) the published index for the Standard & Poor’s 500 (with dividends reinvested) or (iii) our common stock (with dividends reinvested), at the director’s election. A participating director’s deferred fees generally will be distributed (in a lump sum or in up to ten installments) in the January following the year in which the director terminates service.

(4)	The Lockheed Martin Corporation Directors’ Charitable Award Plan provides that upon the death of a director, Lockheed Martin will make donations to tax-exempt organizations previously recommended by the director up to an aggregate of $1 million. Directors are vested under this plan if (a) they have served for at least five years on the Lockheed Martin Board of Directors, including service on the former Lockheed or Martin Marietta Boards of Directors, or (b) their service on the Lockheed Martin Board of Directors is terminated due to death, disability or retirement. Under the terms of the plan, if there is a change in control of Lockheed Martin, all participating directors in the plan shall immediately become vested.

(5)	Each non-employee director is provided travel accident insurance up to $1 million in the event the director is involved in an accident while traveling on business related to Lockheed Martin.

DIRECTORS’ COMPENSATION

SECURITIES OWNED BY DIRECTORS, NOMINEES AND

NAMED EXECUTIVE OFFICERS

The following table shows the Lockheed Martin common stock owned by each named executive officer, director nominee, and all directors and executive officers as a group as of January 31, 2003. The stock owned by each director and executive officer represented less than 1 percent of the common stock outstanding. The stock owned by directors and executive officers as a group represented less than 1 percent of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the notes to this table.

Name of Individual or	Amount and Nature of
Identity of Group	Beneficial Ownership[1]

Nolan D. Archibald	2,192	[8]

Norman R. Augustine	303,489	[2,3,4,8]

Marcus C. Bennett	68,672	[2,3,8]

Vance D. Coffman	1,783,752	[2,3,5,6]

Robert B. Coutts	227,223	[2,3,5]

Dain M. Hancock	299,312	[2,3,5]

Gwendolyn S. King	9,755	[4,8,9]

Douglas H. McCorkindale	8,452	[2,6,8]

Eugene F. Murphy	25,734	[2,4,10]

Joseph W. Ralston	0

Frank Savage	27,805	[2,4,6,7,8]

Albert E. Smith	171,603	[2,3,5]

Anne Stevens	0

Robert J. Stevens	342,475	[2,3,5]

James R. Ukropina	14,329	[4,6,7,8]

Douglas C. Yearley	12,982	[4,7,8,9]

All executive officers and directors as a group (21 individuals including those named above)	3,947,882	[11]

NOTES TO TABLE:

(1)	All amounts have been rounded.

(2)	Includes shares not currently owned but which could be acquired within 60 days following January 31, 2003 for Messrs. Augustine, Bennett, Coffman, Coutts, Hancock, McCorkindale, Murphy, Savage, Smith and Stevens in the amount of 283,600; 50,000; 1,415,000; 166,000; 264,425; 4,244; 18,655; 7,745; 115,000; and 273,100 shares, respectively.

(3)	The shares shown include an approximation of the number of shares attributable to the participant’s account (if applicable) in the Lockheed Martin Salaried Savings Plan (“Salaried Savings Plan”) as of January 31, 2003, for Messrs. Augustine, Bennett, Coffman, Coutts,

SECURITIES OWNED BY DIRECTORS, NOMINEES AND
NAMED EXECUTIVE OFFICERS

Hancock, Smith and Stevens of 692; 837; 3,676; 1,110; 122; 960; and 492, respectively. Participants have voting power but do not have investment power until age 55 over shares contributed by us as matching contributions to that plan. Participants have voting and investment power over shares purchased with their own contributions or contributed by us prior to January 1, 1997 as matching contributions to the Lockheed Martin Corporation Performance Sharing Plan. Shares shown also include an approximation of the number of stock units in the participant’s account (if applicable) in the Lockheed Martin Corporation Supplemental Savings Plan (“Supplemental Plan”) as of January 31, 2003, for Messrs. Bennett, Coffman, Coutts, Hancock, Smith and Stevens of 319; 6,678; 1,465; 1,913; 1,288; and 1,751, respectively. Amounts credited to a participant’s account in the Supplemental Plan are distributed from the participant’s account in the form of cash following the participant’s termination of employment. There are no voting rights associated with stock units.

(4)	Includes stock units under the Lockheed Martin Corporation Directors’ Deferred Stock Plan (“Directors’ Deferred Stock Plan”). As of January 31, 2003, each of Mrs. King and Messrs. Murphy, Savage, Ukropina and Yearley has been credited with 1,079 stock units and Mr. Augustine has been credited with 192 stock units. There are no voting rights associated with stock units.

(5)	The shares shown include an approximation of the number of stock units in the participant’s Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (“DMICP”) (including units in the Long Term Incentive Award program under the Lockheed Martin 1995 Omnibus Performance Award Plan (“Omnibus Plan”)) account as of January 31, 2003, for Messrs. Coffman, Coutts, Hancock, Smith and Stevens of 271,080; 33,149; 16,185; 26,235; and 16,066, respectively. There are no voting rights associated with the stock units.

(6)	Includes stock units under the Directors’ Deferred Compensation Plan representing deferred cash compensation for Messrs. Coffman, McCorkindale, Savage and Ukropina. As of January 31, 2003, Messrs. Coffman, McCorkindale, Savage and Ukropina have been credited with 2,915; 1,912; 15,084; and 2,976 stock units, respectively. The directors do not have or share voting or investment power for their respective stock units.

(7)	Includes shares and cash held in trust under the former Deferred Compensation Plan for Directors of Lockheed Corporation. Cash amounts voluntarily deferred by directors are credited with interest at the current rate of interest specified and published by the Secretary of the Treasury pursuant to Public Law 92-41, 85 Stat. 97. Deferred amounts are distributable after a participant ceases to be a director. In the event a participant’s status as a director is involuntarily terminated other than by death, all deferred cash remuneration (plus interest) and all common stock in the director’s trust account will be distributed within fifteen days of termination. As of January 31, 2003, Messrs. Savage, Ukropina and Yearley have been credited with 2,502; 494; and 494 shares, respectively, pursuant to the plan. The directors do not have or share voting or investment power for their respective shares held in the trust except in the event of a tender offer.

(8)	Includes stock units under the Directors’ Equity Plan. As of January 31, 2003, each of Mrs. King and Messrs. Ukropina and Yearley has been credited with 8,150 stock units respectively; Messrs. Archibald, Augustine, Bennett, McCorkindale and Savage has been credited with 2,192; 6,879; 7,514; 2,296; and 1,394 units, respectively. There are no voting rights associated with the stock units.

SECURITIES OWNED BY DIRECTORS, NOMINEES AND
NAMED EXECUTIVE OFFICERS

(9)	Shared voting and investment power.

(10)	Includes 4,400 shares held in an irrevocable trust. Mr. Murphy does not have investment power or voting power for the shares held by the trust, but has the right at any time to reacquire all or any part of the trust principal by substituting other property of an equivalent value at the time of reacquisition.

(11)	Includes 3,085,269 shares of common stock not currently owned but which could be acquired by members of the group within 60 days following January 31, 2003 through the exercise of stock options; 14,744 stock units attributable to participants’ accounts in the Salaried Savings Plan as of January 31, 2003; 21,980 shares attributable to participants’ accounts in the Supplemental Plan; and 440,740 stock units attributable to participants’ accounts in the DMICP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors (and persons who own more than 10 percent of our equity securities) file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC), the New York Stock Exchange and with us. Based solely on our review of copies of forms we have received or written representations from reporting persons, we believe that all ownership filing requirements were timely met during 2002. Form 4s for awards of stock options and stock units under the Directors’ Equity Plan on January 15, 2003, to Messrs. Archibald, Augustine, Bennett, McCorkindale, Murphy, Savage, Ukropina and Yearley and Mss. King and Stevens were due on January 17, 2003, but were not filed until February 4, 2003.

SECURITIES OWNED BY DIRECTORS, NOMINEES AND
NAMED EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information regarding each person known to be a “beneficial owner” of more than 5 percent of our common stock. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities. All information shown is based on information reported on Schedule 13G filed with the SEC on the dates indicated in the notes to this table.

		Amount
		and
		Nature of	Percent of
	Class	Beneficial	Class
Name and Address of Beneficial Owner	of Stock	Ownership	Owned

FMR Corporation(1)	Common	51,240,521	11.235%
82 Devonshire Street
Boston, Massachusetts 02109

State Street Bank and Trust Company(2)	Common	82,894,986	18.2%
3 Pinehill Drive
Batterymarch III
Quincy, Massachusetts 02169

U.S. Trust Co., National Association(3)	Common	76,385,953	16.77%
515 S. Flower Street, #2800
Los Angeles, California 90071

NOTES TO TABLE:

(1)	As reported in Schedule 13G filed on February 13, 2003 by FMR Corporation (“FMR”). FMR reported it had sole power to vote 4,546,507 shares, sole dispositive power for 51,240,521 shares and shared voting or dispositive power for none of the shares. FMR’s Schedule 13G includes shares beneficially owned by Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company (46,436,654 shares or 10.182 percent), Fidelity Management Trust Company (2,168,056 shares or 0.475 percent), Strategic Advisers, Inc. (322 shares or 0.000 percent), Geode Capital Management, LLC (1,549 shares or 0.000 percent) and Fidelity International Limited (2,633,940 shares or 0.578 percent). FMR has not included any of the 662,952 shares (approximately 0.15 percent) for which U.S. Trust has reported beneficial ownership and shared voting power as part of the 51,240,521 shares with respect to which FMR has reported beneficial ownership.

(2)	As reported in Schedule 13G filed on February 12, 2003 by State Street Bank and Trust Company (“State Street”). State Street held 71,399,678 shares of common stock (16 percent) as trustee for certain Lockheed Martin employee benefit plans. State Street reports that it has sole dispositive power with respect to these shares. In addition, State Street reported beneficial ownership of 11,495,308 shares of our common stock (3 percent) in various fiduciary capacities for beneficiaries not associated with Lockheed Martin, of which it has sole voting power for 9,810,303 shares, sole dispositive power for 11,398,188 shares, shared dispositive power for 97,120 shares and shared voting power for 80,810 shares. As noted above, with respect to 71,399,678 shares of the shares reported, State Street acts as co-fiduciary for certain benefit plans with U.S. Trust. Both U.S. Trust and State Street have reported on their respective Schedules 13G as having beneficial ownership of these 71,399,678 shares. State Street has expressly disclaimed beneficial ownership of the shares reported on its Schedule 13G.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

(3)	As reported in Schedule 13G filed on February 12, 2003 by U.S. Trust Co., National Association (“U.S. Trust”), as amended February 25, 2003. U.S. Trust has shared voting power with respect to 76,385,953 shares (16.77 percent) and shared dispositive power with respect to 3,471,775 of these shares. With respect to 71,399,678 shares of the shares reported, U.S. Trust acts as co-fiduciary for Lockheed Martin employee benefit plans with State Street. As a result of the two institutions’ status as co-fiduciaries, both U.S. Trust and State Street have reported beneficial ownership of 71,399,678 shares of the shares reported on their respective Schedule 13G. U.S. Trust also reported beneficial ownership and shared voting power for 662,952 shares (approximately 0.15 percent) for which it acts as co-fiduciary with Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, for employee benefit plans sponsored by subsidiaries of the Corporation and 851,549 shares (approximately 0.18 percent) for which it acts as co-fiduciary with Vanguard Fiduciary Trust Company for an employee benefit plan sponsored by a subsidiary of the Corporation.

STOCK PRICE PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN THROUGH 20021

LOCKHEED MARTIN, S&P 500 INDEX
AND PEER ISSUERS INDEX2

NOTES TO GRAPH:

(1)	Assumes that the investment in Lockheed Martin Common Stock (“LMT”) and each index was $100 on December 31, 1997 with reinvestment of dividends.

(2)	The Peer Issuers Index is a market weighted index that includes: The Boeing Company, General Dynamics Corporation, Lockheed Martin Corporation, Northrop Grumman Corporation and Raytheon Company.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Overview

Philosophy

Lockheed Martin’s executive compensation program has four primary goals:

•	To attract, motivate and retain talented executives;
•	To align the interests of our executives with the interests of our stockholders;
•	To ensure that total compensation takes into account both the Corporation’s and the executive’s short-term and long-term performance; and
•	To provide total compensation that falls within a range competitive with that offered to executives with similar responsibilities at other companies of comparable size, complexity and quality.

The Management Development & Compensation Committee and Stock Option Subcommittee

The Management Development & Compensation Committee and the Stock Option Subcommittee (together the “Committee”) oversee and review the executive compensation policies and programs and recommend the form and amount of compensation to be paid to executive officers. The Committee is an independent committee consisting entirely of Board members who are neither officers nor employees of Lockheed Martin or its subsidiaries and who are “independent” under the rules of the New York Stock Exchange. The Stock Option Subcommittee is responsible for approving performance-based compensation (such as employee stock options) intended to be eligible for full tax deductibility under the Internal Revenue Code (“IRC”) Section 162(m).

During 2002, the Board reviewed the recommendations of the Committee involving the compensation of the named executive officers.

Methodology

The Committee reviews survey data gathered by one or more nationally recognized, independent consulting firm(s) specializing in executive compensation. Each year we examine compensation information from a group of 25 publicly held industrial companies (referred to as the “Comparator Group”) of a size, complexity, and quality similar to that of the Corporation. We make comparisons to the median compensation level of the Comparator Group using figures that have been weighted to reflect the relative size of the businesses, as measured by a regression analysis of sales. We use the survey data as the initial step in identifying competitive levels of compensation; however, our process in making compensation awards to executives is subjective and we retain discretion over compensation decisions. Accordingly, the actual compensation (or any particular component of compensation) received by an executive may differ materially from the median of the Comparator Group.

The Boeing Company, Northrop Grumman Corporation and Raytheon Company are the aerospace and defense companies that are included in both the Comparator Group and a group comprising the Peer Issuers Index set forth on page 17.

In 2002, the competitiveness of the Corporation’s executive compensation program was reviewed and confirmed by an outside consulting firm.

EXECUTIVE COMPENSATION

Compensation Structure

Our executive compensation structure consists of:

•	Annual compensation — includes base salary and annual incentive compensation; and
•	Long-term compensation — includes stock options and long-term incentive performance awards. The Committee may, from time to time, grant other forms of incentives including restricted stock.

Each element is described below.

Annual Compensation — Base Salary. Using Comparator Group information, we evaluate each individual executive’s base salary by reference to the median for base salary of comparable executive positions in the Comparator Group. Our senior executive base salary philosophy permits the adjustment of an individual executive’s actual base salary above or below the median of the Comparator Group upon consideration of the following:

•	Sustained high level performance;
•	Demonstrated success in meeting or exceeding key financial and other objectives;
•	Proven ability to create shareholder value;
•	Highly developed skills and abilities critical to the success of the business unit or Corporation; and
•	Experience and time in position.

Annual Compensation — Incentive. The Lockheed Martin Management Incentive Compensation Plan (“MICP”) provides an opportunity for executives to earn additional cash compensation based on the Committee’s assessment of performance measured against individual and business unit (or corporate) goals.

Each plan participant, including each executive officer, is assigned a targeted percentage (ranging from 15 percent to 100 percent) of base salary determined by the level of importance and responsibility of the participant’s position in the Corporation. The target percentages are in a range that is comparable to annual incentive targets for similar positions in the Comparator Group. The amount of incentive compensation generated by the target percentage is adjusted upwards or downwards after assessment of business area performance, or in the case of corporate staff, overall corporate performance, as well as an individual’s contribution to that performance. Following adjustment for corporate (or business unit) and individual performance, bonuses payable under the MICP for the named executive officers can range from 0 percent to approximately 195 percent of the target percentage.

Each year, the Executive Office establishes corporate and business area objectives. Historically, the objectives involve standard measures of financial performance such as orders, sales, earnings, and cash generation. In addition, contract performance, percentage of contract award fees earned, rate and dollar value of new business won, backlog, achievement of cost savings under the LM21 Program, as well as non-financial objectives are considered in evaluating corporate or business area performance. Business area performance may also take into account level of profit margin and inter-company sales and earnings. Management’s assessment of performance relative to these objectives is reviewed with the Committee; the Executive Office, subject to our review and approval, recommends corresponding adjustments. Evaluation of objectives and weighting of the various objectives in determining adjustments is within our discretion.

EXECUTIVE COMPENSATION

In determining the adjustment for individual performance, we consider subjective criteria such as the accomplishment of individual performance goals and contributions to operational performance as well as the individual’s adherence to and implementation of our policy on ethics and standards of conduct, customer satisfaction, teamwork, and retention and development of key personnel. We retain discretion to determine the amount of actual awards, if any, and based on our assessment of performance actual awards may fall above or below the Comparator Group median.

Long-term Compensation — Omnibus Performance Award Plan. The Omnibus Plan provides for the granting of stock-based or cash-based incentive awards, the ultimate value of which is based on the Corporation’s performance under specified criteria. During 2002, the Committee granted nonqualified stock options and made Long-Term Incentive Performance Award program awards.

In making long-term compensation awards, we look at the current economic value provided under long-term awards made by members of the Comparator Group, using standard statistical valuation techniques such as the Black-Scholes methodology. Long-term compensation awards are intended to provide the recipient the opportunity to receive a competitive level of long-term compensation where the actual amount received is linked to the performance of the Corporation. Stock options link compensation to the future return of the Corporation’s stock on an absolute basis whereas our Long-Term Incentive Performance Award program links compensation to stockholder return on a comparative basis with the stockholder return of other Fortune 500 companies.

Stock Awards

Stock options were awarded to executive officers and a group of approximately 2,700 key personnel in 2002. All options awarded have an exercise price equal to the closing market price of our common stock on the date of grant and are subject to a two-year vesting schedule. Information concerning the terms of stock option awards is shown in the footnotes to the table at page 25.

The competitive level of economic value determined by the Committee for the stock option component of long-term compensation is expressed as a multiple of base salary. Nevertheless, the Committee has discretion with regard to the number of options awarded to any individual executive and may adjust stock option awards to reflect performance or other factors.

Long-Term Incentive Performance Award Program

Under the Long-Term Incentive Performance Award program, a dollar target amount (the “Target Award”) is identified for each recipient, the amount of which is within our discretion. As in the case of stock options, the competitive level of economic value for this component of long-term compensation is expressed as a multiple of base salary. At the end of a specified performance period, the actual cash award a participant would be eligible to receive may be larger or smaller than the Target Award, or no award at all, depending on the relative ranking at the end of that period of our total stockholder return to the total stockholder return of the companies in the Standard & Poor’s 500 Index of companies at the beginning of the performance period. Award payments may range from 0 percent to 200 percent of the Target Award. To the extent any payment is made at the end of the performance period, 50 percent is payable in cash and 50 percent is deferred automatically as stock units that track the performance of the Corporation’s common stock for a period of two years. The allocation between the percentage paid in cash and the percentage deferred may be adjusted to satisfy Plan limitations. Information concerning additional terms of previous long-term incentive performance awards is shown in the footnotes to the table at page 26.

EXECUTIVE COMPENSATION

Relationship of Corporate Performance to Compensation

The Committee reviewed the compensation of the Chief Executive Officer and the other executive officers in the context of the Corporation’s performance in 2002. On balance, the Corporation met or exceeded its financial and contract performance objectives. In 2002, the Corporation continued on a path of consistent sustained contract performance, earning 95 percent of the award fees available and exceeded its long-range plan for cash-flow generation, orders, operating earnings and sales. Among the specific accomplishments were the:

•	Securing of eight international partners for the F-35 tactical combat airplane (Joint Strike Fighter);
•	Successful inaugural launch of the Atlas V launch vehicle;
•	Increase in sales by more than $2 billion;
•	Successful completion of 308 of 318 measurable events for a “mission success” rate of 97 percent;
•	Free cash generation of $1.7 billion; and
•	Maintained total backlog in excess of $70 billion.

Lockheed Martin shareholders earned total returns of 25 percent (increase in stock price plus dividends) during 2002. Lockheed Martin’s return of 25 percent was the highest return of the Peer Group, whose weighted average (calculated without inclusion of Lockheed Martin) return was a negative 2 percent. Among the disappointments this year were the losses of the competitions for the National Polar Operating Environmental Satellite System (NPOESS), the Department of Navy’s DD(X) warship, and NASA’s Next Generation Space Telescope (NGST) programs.

Compensation in 2002

During 2002, Dr. Coffman earned a base salary increase of 8.2 percent and a bonus of $2,600,000, a level of annual compensation that the Committee considers appropriate in light of Dr. Coffman’s role in leading the Corporation to consistently achieve its objectives.

Dr. Coffman’s long-term compensation consisted of 450,000 stock options and a Long-Term Incentive Performance (LTIP) award with a target of $5,100,000. The Committee made the stock option award and long-term incentive performance award at the beginning of 2002; these awards link Dr. Coffman’s future compensation directly with the future return on the Corporation’s stock.

Dr. Coffman also received a payout of $6,700,000 (of which $3,000,000 is eligible for payment January 2003; the remaining $3,700,000 is not payable until January 2005) as the award due under the LTIP award granted in January 2000 (covering the performance period January 1, 2000 – December 31, 2002). The payment is 200 percent of the target award granted to Dr. Coffman for the 2000-2002 performance cycle and represents a ranking of the Corporation’s performance in the 99th percentile of companies comprising the S&P 500 index on January 1, 2000 based on total shareholder return during the performance cycle.

Dr. Coffman’s total compensation, consisting of annual cash compensation and long-term compensation awarded is at the higher level of the range of total compensation for companies included in the Comparator Group. His compensation is consistent with our philosophy, (described earlier in this report) which rewards executives for sustained short-term and long-term performance and for total return to stockholders, as well as taking into account experience and time in position.

For purposes of determining awards for the other named executive officers, the Committee measured the Corporation’s or business area’s performance against the various financial, business

EXECUTIVE COMPENSATION

development and operations goals discussed above. During 2002, for purposes of awarding bonuses under the MICP, particular emphasis was placed on sales, cash-flow generation, orders and earnings per share and the record of the business area or unit in securing new business during 2002. The total compensation for the named executive officers, consisting of annual cash compensation and long-term compensation, is at the higher level of the Comparator Group range.

Stock Ownership Guidelines

We believe that a close alignment of the interests of our executives and stockholders should be encouraged. The Corporation’s stock ownership guidelines encourage those who participate in the Management Incentive Compensation Program and who have an annual base salary of $100,000 or more to work towards maintaining levels of ownership of the Corporation’s stock as a multiple of base salary.

Executive Compensation — Tax Deductibility

For Federal income tax purposes, publicly held corporations are not permitted to deduct compensation paid to any named executive in excess of $1 million unless it is performance-based. As discussed previously, stock option grants and long-term incentive compensation awards under the Omnibus Plan are intended to meet the requirements for deductible performance-based compensation. We believe that the tax savings that would result from further action to reduce exposure to the $1 million limitation is of insufficient magnitude to warrant alteration to the present compensation system, which we believe is achieving our compensation objectives and which retains our flexibility to exercise subjective judgment in assessing an executive’s performance. The Committee has concluded that approximately $8.5 million of the compensation that would otherwise be deductible in 2002 is not deductible on account of the $1 million limitation.

Submitted by the Management Development & Compensation Committee and Stock Option Subcommittee,

Eugene F. Murphy, Chairman	Frank Savage
Gwendolyn S. King	Anne Stevens
Douglas H. McCorkindale

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows annual and long-term compensation awarded, earned or paid for services in all capacities to the named executive officers for the fiscal year ended December 31, 2002. We paid no other annual or long-term compensation to the named executive officers during this period. Information in the “Option/ SAR Grants in Last Fiscal Year” and “Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Values” relate to stock options and stock appreciation rights (SARs) with respect to our Corporation.

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

				Other	Restricted	Securities		All
				Annual	Stock	Underlying	LTIP	Other
Name and Principal		Salary	Bonus	Compensation[1]	Awards[2,3]	Options/SA	Rs Payouts[4]	Compensation[5]
Position	Year	($)	($)	($)	($)	(#)	($)	($)

Vance D. Coffman	2002	1,553,846	2,600,000	260,660	3,700,000	450,000	3,000,000	119,598
Chairman and Chief	2001	1,409,615	3,000,000	115,390	1,228,500	450,000	1,228,500	105,091
Executive Officer	2000	1,259,615	2,500,000	117,856	1,931,250	600,000	0	81,297

Robert J. Stevens	2002	835,000	1,330,000	205,167	675,000	200,000	675,000	95,828
President and Chief	2001	766,154	1,600,000	13,741	204,750	200,000	204,750	58,422
Operating Officer	2000	514,423	900,000	94,703	0	100,000	0	19,423

Robert B. Coutts
Executive Vice	2002	610,385	603,600	22,338	750,000	80,000	750,000	34,315
President Systems	2001	561,538	731,300	18,712	204,750	90,000	204,750	47,222
Integration	2000	471,154	625,600	8,723	0	100,000	0	29,585

Dain M. Hancock	2002	610,385	603,600	31,680	750,000	80,000	750,000	30,842
Executive Vice	2001	561,538	900,000	22,836	159,250	90,000	159,250	2,532,696
President Aeronautics	2000	488,461	650,700	13,725	0	100,000	0	41,042

Albert E. Smith
Executive Vice	2002	610,385	603,600	217,727	750,000	80,000	750,000	31,396
President	2001	561,538	731,300	313,097	152,980	90,000	152,980	22,885
Space Systems	2000	453,846	650,700	310,039	0	100,000	0	42,731

NOTES TO TABLE:

(1)	Amounts reported under the column generally represent amounts reimbursed for the payment of taxes and financial counseling fees. Some executives received certain perquisites from the Corporation. During 2002, the cost of the perquisites furnished to each executive officer, with the exception of Dr. Coffman and Messrs. Stevens and Smith, did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus of that executive officer as reported in the table above. Amounts reported in 2002 for Dr. Coffman include corporate aircraft charges of $95,432 and $114,617 for the payment of taxes. Included in the amounts reported for Mr. Stevens are $92,455 for membership dues and $95,382 for the payment of taxes. Included in the 2002 amounts reported for Mr. Smith are $65,518 for payment of taxes; $61,909 for relocation expenses; and $52,000 for home selling assistance.

(2)	Amounts reported in 2002 generally represent 50 percent of the value of Long Term Incentive Performance (“LTIP”) awards under the Omnibus Plan for the 2000-2002 performance period. The amount is automatically deferred for two years and treated during that period as if

EXECUTIVE COMPENSATION

it were invested in the Corporation’s common stock. Amounts deferred in 2002, which are the equivalent of 63,140; 11,519; 12,799; 12,799; and 12,799 stock units for each of Messrs. Coffman, Stevens, Coutts, Hancock and Smith, become payable on December 31, 2004. Amounts reported in 2002 include LTIP payments for the 1999-2001 performance period which are automatically deferred until December 31, 2003. Amounts deferred in 2002 are the equivalent of 75,941; 4,324; 4,324; 3,363; and 3,230 stock units for each of Messrs. Coffman, Stevens, Coutts, Hancock and Smith.

(3)	175,000 shares of restricted stock were awarded on December 2, 1999 and on July 20, 2000 under the Omnibus Plan. The grants are divided into two categories. Restrictions on one-third of the shares awarded in 1999 lapsed on December 2, 2001 and restrictions on the remaining two-thirds lapse on December 2, 2003. Restrictions on one-half of the shares awarded in 2000 lapsed on July 20, 2002 and restrictions on the remaining one-half lapse on July 20, 2004. Until the restrictions lapse, the recipient has the right to receive cash dividends on the restricted stock, the right to vote the restricted stock and will generally have the rights and privileges of a stockholder except that the recipient may not sell, transfer, assign, pledge, use as collateral or otherwise dispose of or encumber the restricted stock. Restrictions will terminate immediately upon the recipient’s death or total disability as described in the award agreement. Any shares on which restrictions have not lapsed will be forfeited in the event the recipient terminates his employment with the Corporation, except the shares will become nonforfeitable if following a change of control (as defined in the plan), the recipient terminates employment for good cause (as such term is defined in the award agreement) within two years of the change in control (and within six months from the date on which the circumstances constituting good cause exist). The Stock Option Subcommittee had authorized recourse loans to the recipients that the recipients used to pay the par value of $1 per share of restricted stock. The recipients have since repaid the loans. No interest was payable on the loans; however, the loan recipient was required to pay income and payroll taxes on interest which was imputed at the applicable federal rate. Dr. Coffman vested in half of his award of 75,000 shares on July 20, 2002. 37,500 shares with a value of $2,165,625 on December 31, 2002 remain restricted and subject to forfeiture until July 20, 2004. Messrs. Stevens, Coutts, Hancock, and Smith each vested in one-third of their award of 25,000 shares on December 2, 2001. There are 16,667 shares with a value of $962,519 on December 31, 2002 that remain restricted and subject to forfeiture for each officer until December 3, 2003. The total aggregate value as of December 31, 2002 of restricted stock awards and stock units automatically deferred under the LTIP program for each of the five named executive officers was $7,310,053; $1,877,452; $1,951,372, $1,895,874, and $1,888,194, respectively, for Messrs. Coffman, Stevens, Coutts, Hancock and Smith.

(4)	Amounts reported in 2002 generally represent 50 percent of the value of LTIP awards under the Omnibus Plan for the 2000-2002 performance period which was paid in 2003. The amount was payable following completion of the performance period, although LTIP participants have the opportunity to elect further deferral of all or a part of this portion of the LTIP payment under the DMICP until termination of service or beyond.

(5)	Amounts include the Corporation’s 2002 contributions under the Salaried Savings Plan for Messrs. Coffman, Stevens, Coutts, Hancock, and Smith of $5,500; $3,385; $8,000; $5,500; and $8,000, respectively, and the Corporation’s 2002 contributions under the Supplemental Plan for Messrs. Coffman, Stevens, Coutts, Hancock, and Smith of $55,385; $29,335; $15,919; $18,419; and $15,919, respectively. Payment in 2002 of accrued vacation in excess of 400 hours consistent with Corporate policy for each of Messrs. Coffman, Stevens, Coutts, Hancock and Smith totaled $58,713; $63,108; $10,396; $6,923 and $7,477, respectively.

EXECUTIVE COMPENSATION

OPTION/ SAR GRANTS IN LAST FISCAL YEAR1

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for fiscal year 2002. These options to purchase our common stock were granted to the named executive officers under the Omnibus Plan2.

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of Stock
	Number of	% of Total			Price Appreciation For
	Securities	Options/SARs	Exercise		Option Term[3]
	Underlying	Granted to	or Base
	Options/SARs	Employees in	Price	Expiration	5%	10%
Name	Granted	2002	($/Share)	Date	($)	($)

Vance D. Coffman	450,000	6.4	50.40	01/29/2012	14,263,330	36,146,079

Robert J. Stevens	200,000	2.8	50.40	01/29/2012	6,339,258	16,064,924

Robert B. Coutts	80,000	1.1	50.40	01/29/2012	2,535,703	6,425,970

Dain M. Hancock	80,000	1.1	50.40	01/29/2012	2,535,703	6,425,970

Albert E. Smith	80,000	1.1	50.40	01/29/2012	2,535,703	6,425,970

NOTES TO TABLE:

(1)	No SARs were granted in 2002.

(2)	Awards are granted at the discretion of the Stock Option Subcommittee, a disinterested subcommittee of the Board of Directors made up of non-employee directors, upon the recommendation of management. The Omnibus Plan requires an award agreement providing for the number and type of stock-based awards and the terms and conditions applicable to the award as determined by the Stock Option Subcommittee. Under the January 2002 award agreements, options vest and become exercisable in two equal installments on the first and second anniversary dates following the grant. Options expire 186 days following termination of employment, except in instances following death, disability, divestiture, layoff or retirement. In the event of death or disability, all outstanding options vest immediately and will expire ten years after the date of grant (i.e., the normal expiration date of the grant). In cases of layoff, the terms of all outstanding options will be unaffected. In cases of divestiture, the vesting schedule of any unvested options will be unaffected and all outstanding options will terminate five years from the effective date of the divestiture or on the option’s normal expiration date, whichever occurs first. In cases of retirement on or after the first vesting date, the terms of all outstanding options will be unaffected by retirement. Generally, retirement before the first vesting date results in forfeiture of the award. In the event of a change of control, all options vest.

(3)	The dollar amounts set forth in these columns are the result of calculations assuming 5 percent and 10 percent annual return rates (as required to be disclosed by SEC rules) and are not intended to forecast possible future appreciation, if any, of the Corporation’s common stock price.

EXECUTIVE COMPENSATION

AGGREGATED OPTION/ SAR1 EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END VALUES

The following table shows information for the named executive officers concerning:

(i)	exercise of stock options during 2002; and
(ii)	the number and values of unexercised stock options as of December 31, 2002.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money
	Acquired on	Value	Options/SARs at Fiscal Year End		Options/SARs at Fiscal Year End
	Exercise	Realized[2]
Name	(#)	($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Vance D. Coffman	360,000	14,163,972	965,000	675,000	15,444,375	8,415,000

Robert J. Stevens	150,000	4,863,475	73,100	300,000	1,091,138	3,740,000

Robert B. Coutts	90,000	2,775,000	81,000	125,000	1,455,125	1,609,500

Dain M. Hancock	0	0	179,425	125,000	5,017,111	1,609,500

Albert E. Smith	100,000	2,967,255	30,000	125,000	367,223	1,609,500

NOTES TO TABLE:

(1)	There were no SAR exercises in 2002.

(2)	Value realized is equal to the difference between the option exercise price and the market price on the date of exercise multiplied by the number of options exercised. The payment of related withholding taxes is not reflected in the table.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

This table shows grants to the named executives of Long-Term Incentive Performance Awards awarded during 2002 pursuant to the Omnibus Plan1.

			Estimated Future Payouts
	Number of	Performance or	Under Non-Stock Price-Based Plans
	Shares, Units	Other Period Until
	or Other	Maturation or
Name	Rights	Payout	Threshold(2)	Target(3)	Maximum(4)

Vance D. Coffman	—	01/01/02 – 12/31/04	1,275,000	5,100,000	10,200,000

Robert J. Stevens	—	01/01/02 – 12/31/04	500,000	2,000,000	4,000,000

Robert B. Coutts	—	01/01/02 – 12/31/04	237,500	950,000	1,900,000

Dain M. Hancock	—	01/01/02 – 12/31/04	237,500	950,000	1,900,000

Albert E. Smith	—	01/01/02 – 12/31/04	237,500	950,000	1,900,000

EXECUTIVE COMPENSATION

NOTES TO TABLE:

(1)	Awards are granted at the discretion of the Stock Option Subcommittee, a disinterested subcommittee of the Board of Directors made up of non-employee directors, upon the recommendation of management. The Omnibus Plan requires an award agreement stating the applicable Performance Goals and the terms and conditions applicable to the award as determined by the Stock Option Subcommittee. Under the January 2002 award agreements, each award recipient is assigned a dollar target. The amount earned at the end of the 3-year performance period may be greater or lesser than the target, depending upon the Corporation’s Total Stockholder Return (“TSR”) relative to the TSR of each of the other corporations in the Standard & Poor’s 500 Index adjusted to generally reflect the effects of company mergers during the period. At the end of the performance period, 50 percent of the amount earned is payable; payment of the remaining portion of the award is deferred for two years and treated during that period as if it were invested in the Corporation’s common stock. Amounts deferred become payable on the second anniversary date of the end of the performance period. Awards are forfeited following termination of employment prior to the end of the performance period (or second anniversary of the end of the performance period in the case of the deferred portion), except in instances following death, divestiture, disability, retirement or layoff, in which case the award shall be prorated accordingly. In the event of a change of control during the performance period, the performance period shall terminate and a pro-rated portion of an award shall be paid to the participant. If a change of control occurs after the end of the performance period but before the second anniversary of the end of the performance period, the remaining portion of the award will be payable. Amounts payable generally can be deferred under the DMICP.

(2)	The minimum amount payable under the plan is 25 percent of the target, payable if the Corporation’s TSR relative to the TSR performance of other corporations (adjusted to reflect the effects of company mergers during the period) in the Standard & Poor’s 500 Index is equal to or exceeds the 40th percentile ranking. If the Corporation’s TSR performance is below the 40th percentile ranking, the amount payable is zero.

(3)	The target award is payable under the plan if the Corporation’s TSR relative to the TSR performance of other corporations (adjusted to reflect the effects of company mergers during the period) in the Standard & Poor’s 500 Index is equal to or exceeds the 60th percentile ranking.

(4)	The maximum award of 200 percent of target is payable under the plan if the Corporation’s TSR relative to the TSR performance of other corporations (adjusted to reflect the effects of company mergers during the period) in the Standard & Poor’s 500 Index is equal to or exceeds the 85th percentile ranking.

EXECUTIVE BENEFITS

The Lockheed Martin Post-Retirement Death Benefit Plan for Elected Officers provides a death benefit for retired elected officers at a level of 1.5 times the officer’s base salary at the time of retirement. The amount payable under the plan is reduced to the extent an officer has not waived his or her benefits (if any) under the Martin Marietta Post-Retirement Death Benefit Plan or the Lockheed Post Retirement Death Benefit Plan. During active employment, our officers are provided personal liability insurance coverage of $5 million and accidental death and dismemberment coverage of $1 million.

EXECUTIVE COMPENSATION

Deferred Management Incentive Compensation Plan

The DMICP provides certain key management employees the opportunity to elect annually to defer, until termination of service or beyond, the receipt of all or a portion of incentive compensation awards under the Lockheed Martin Management Incentive Compensation Plan (“MICP”) and any amounts payable as LTIP Awards pursuant to the Omnibus Plan. The DMICP provides that a participant may choose, at the time the MICP deferral election is made, between two accounts (the “Interest Investment Option” or the “Stock Investment Option”). In the case of LTIP payments, fifty percent of any potential LTIP payment is automatically deferred into the Stock Investment Option for an additional two years at the time of the initial award. LTIP recipients are also given an opportunity to elect to defer further any amounts payable under an LTIP award (including following the automatic two-year deferral in the Stock Investment Option) into either the Interest Investment Option or Stock Investment Option. Under the Stock Investment Option, earnings on deferred amounts will accrue at a rate that tracks the performance of our common stock (including reinvestment of dividends). Under the Interest Investment Option, earnings on deferred amounts will accrue at a rate equivalent to the then published rate for computing the present value of future benefits under Cost Accounting Standard No. 415, Deferred Compensation. All amounts accumulated under the plan must be paid in a lump sum within fifteen days following a change of control (as defined).

DEFINED CONTRIBUTION PLANS

We sponsor a number of different defined contribution plans which cover nearly all our employees. During 2002, the Salaried Savings Plan covered the named executive officers.

The Salaried Savings Plan permits eligible employees to make regular savings contributions on a pre-tax or after-tax basis. For the year ended December 31, 2002, participants could contribute up to 17 percent of their current base salary (maximum of 16 percent on a pre-tax basis) subject to Internal Revenue Code limitations. Employees who are at least 50 years of age are allowed to make “Catch-up Contributions” in accordance with the Internal Revenue Code. In addition, we made a matching contribution to the participant’s account equal to 50 percent of up to the first 8 percent of compensation contributed by the participant.

All contributions to the Salaried Savings Plan are 100 percent vested. Full distribution under the Salaried Savings Plan is generally available upon the termination, layoff, retirement, disability or death of the participant.

Participants in the Salaried Savings Plan may direct the investment of employee contributions among fourteen different investment options including unitized funds invested in our common stock and a self-managed brokerage account. All of our matching contribution is invested in the ESOP Stock Fund, which is in part funded by an employee stock ownership feature of the plan.

Because of Internal Revenue Code limitations on annual contributions to the Salaried Savings Plan, certain employees are not allowed to elect to contribute the maximum 17 percent of compensation otherwise permitted by the Salaried Savings Plan. The Supplemental Plan has been established for certain Salaried Savings Plan participants affected by these limits. The investment options available under the Salaried Savings Plan, including investments in our common stock, are available under the Supplemental Plan with the exception of the self-managed account, with investments in the Supplemental Plan reflecting only bookkeeping entries rather than actual purchases of the underlying instruments. The investment elections made by a participant under the Supplemental Plan need not be the same as his or her investment elections under the Salaried Savings Plan. The

EXECUTIVE COMPENSATION

Supplemental Plan provides for payment following termination of employment in a lump sum or up to twenty annual installments. All amounts accumulated and unpaid under the Supplemental Plan must be paid in a lump sum within fifteen calendar days following a change in control (as defined in the plan document).

PENSION PLANS

We sponsor a number of pension plans for employees. During 2002, the named executive officers participated in the Lockheed Martin Retirement Program (“LMRP”), which is made up of a number of component pension plans, including the:

•	Lockheed Martin Corporation Retirement Plan for Certain Salaried Employees (the “Lockheed Plan”) which covers former Lockheed employees;
•	Lockheed Martin Corporation Retirement Income Plan (the “Martin Plan”) which covers former Martin Marietta employees, and
•	Lockheed Martin Corporation Retirement Income Plan III (the “Federal Systems Plan”) which covers former Loral Corporation employees including Federal Systems employees.

The calculation of retirement benefits under the LMRP is determined by a formula which takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment with the Corporation preceding retirement. Average compensation includes the employee’s normal rate of pay (without overtime), bonuses earned under the MICP and lump sum payments in lieu of a salary increase. Normal retirement age is 65; however, benefits are payable as early as age 55 at a reduced amount or without reduction at age 60. Certain employees who retire between ages 60 and 62 are eligible for supplemental payments ending at age 62.

During a five-year period that ended on June 30, 2002, an employee who participated in the Lockheed Plan or the Martin Plan prior to July 1, 1997 will receive a pension calculated in accordance with the formula used in the LMRP or if the pension benefit would be greater, in accordance with the formula under the Lockheed Plan or the Martin Plan, whichever is applicable. After the transition period, the employee will receive a pension calculated in accordance with the formula used in the LMRP for all service or if the pension benefit would be greater, in accordance with the heritage plan formula for service through the end of the transition period plus the LMRP formula for service after the transition period.

Employees who actively participated in the Federal Systems Plan on December 31, 1998 will receive a pension calculated in accordance with the formula used in the LMRP or if the pension benefit would be greater, in accordance with the formula under the Federal Systems Plan in effect as of December 31, 1998. There is no five-year transition period associated with the Federal Systems Plan.

The formula for calculating pension benefits under the Lockheed Plan is similar to that used in the LMRP except that average compensation is based on the highest five consecutive years of the last ten years of employment. In addition, if an employee’s age and years of credited service equal or exceed 85, a participant can retire as early as age 55 without reduction to the portion of the pension benefit attributable to service through the end of the transition period.

The formula for calculating pension benefits under the Martin Plan is similar to that used in the LMRP except that the formula takes into account amounts earned during the year as base salary, MICP bonuses awarded that year, lump sum payments in lieu of a salary increase and overtime.

EXECUTIVE COMPENSATION

Certain participants who retire as early as age 55 are also eligible for supplements payable until age 62 based on years of credited service, if they retire during the five year transition period that ended on June 30, 2002. The Martin Plan also contains Personal Pension Accounts (PPA) and Voluntary Pension Accounts (VPA) for employees who became employees of Martin Marietta as a result of the GE Aerospace business combination. These account balances are available as a lump sum at termination or can be converted to an annuity.

The calculation of retirement benefits under the Federal Systems Plan is based on a formula which takes into account the participant’s years of credited service and pay over the career of the employee. Pay currently includes salary, commissions, overtime, shift differential, lump sum pay in lieu of a salary increase, MICP bonuses awarded that year, and 401(k) and pre-tax contributions. The Federal Systems Plan also contains a Personal Retirement Provision (PRP) which is an account balance based on past allocations. This account balance is available as a lump sum at termination or can be converted to an annuity.

Certain salaried employees also participate in nonqualified supplemental retirement plans. These supplemental plans pay benefits in excess of Internal Revenue Code limits on qualified plan benefits or in some instances in accordance with a grandfathered or special pension formula. The supplemental plans generally pay benefits at the same time and in the same form as benefits are paid under the LMRP, although lump sum payments are available under some supplemental plans. The plans providing supplemental benefits to the Lockheed Plan provide that any participant receiving annuity benefits under such plans at the time of a change in control of Lockheed, as defined, will receive, in lieu of the continuation of such annuity payments, the actuarial equivalent of such benefits in a lump sum payable within thirty calendar days following the change in control.

As of December 31, 2002, the estimated annual benefits payable upon retirement at age 65 for the individuals named in the compensation table, based on continued employment at current compensation, are as follows: Dr. Coffman $2,760,832; Mr. Stevens $760,202; Mr. Coutts $792,163; Mr. Hancock $706,852; and Mr. Smith $517,413. These amounts (as do the amounts shown on the tables) include benefits payable under the supplemental plans. The years of credited service as of December 31, 2002, for Messrs. Coffman, Stevens, Coutts, Hancock, and Smith were 35 years, 15 years, 30 years, 35 years, and 15 years, respectively.

For Messrs. Coffman, Stevens, Coutts and Hancock, the LMRP formula for all service yields the greater projected benefit. In addition to the LMRP determined benefit, Mr. Coutts will receive the value of contributions he made prior to January 1, 1995 in the form of a lump sum or a five year certain life annuity. Based on current interest rates, the annual payment under the five-year certain life annuity beginning at age 65 is projected to be $6,249. For Mr. Smith, the Lockheed Plan formula for service until June 30, 2002 and the LMRP formula for service thereafter yields the greater projected benefit.

The amounts listed on the following table are not subject to any deduction for Social Security benefits or other offsets and are computed as single life annuities. The pension table shows the estimated annual benefits payable upon retirement for specified earnings and years of service under the Lockheed Martin Retirement Program.

EXECUTIVE COMPENSATION

Maximum Annual Benefit Payable Upon Normal Retirement

Lockheed Martin Retirement Program

Three Year
Average	15 Years of	20 Years of	25 Years of	30 Years of	40 Years of	45 Years of
Compensation	Service	Service	Service	Service	Service	Service

$100,000	$21,886	$29,191	$36,496	$43,801	$58,635	$64,049

150,000	33,136	44,191	55,246	66,301	88,635	97,799

200,000	44,386	59,191	73,996	88,801	118,635	131,549

300,000	66,886	89,191	111,496	133,801	178,635	199,049

400,000	89,386	119,191	148,996	178,801	238,635	266,549

500,000	111,886	149,191	186,496	223,801	298,635	334,049

600,000	134,386	179,191	223,996	268,801	358,635	401,549

700,000	156,886	209,191	261,496	313,801	418,635	469,049

800,000	179,386	239,191	298,996	358,801	478,635	536,549

900,000	201,886	269,191	336,496	403,801	538,635	604,049

1,000,000	224,386	299,191	373,996	448,801	598,635	671,549

1,200,000	269,386	359,191	448,996	538,801	718,635	806,549

1,400,000	314,386	419,191	523,996	628,801	838,635	941,549

1,600,000	359,386	479,191	598,996	718,801	958,635	1,076,549

1,800,000	404,386	539,191	673,996	808,801	1,078,635	1,211,549

2,000,000	449,386	599,191	748,996	898,801	1,198,635	1,346,549

2,500,000	561,886	749,191	936,496	1,123,801	1,498,635	1,684,049

3,000,000	674,386	899,191	1,123,996	1,348,801	1,798,635	2,021,549

3,500,000	786,886	1,049,191	1,311,496	1,573,801	2,098,635	2,359,049

4,000,000	899,386	1,199,191	1,498,996	1,798,801	2,398,635	2,696,549

4,500,000	1,011,886	1,349,191	1,686,496	2,023,801	2,698,635	3,034,049

5,000,000	1,124,386	1,499,191	1,873,996	2,248,801	2,998,635	3,371,549

NOTE TO TABLE:

(1)	All figures listed in the chart above are benefits payable under the greater of the Lockheed Martin Retirement Program or the Lockheed Martin Retirement Plan for Certain Salaried Employees.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Lockheed Martin’s equity compensation plans that authorize the issuance of shares of Lockheed Martin common stock to employees and directors. The information is provided as of December 31, 2002.

	(a)	(b)	(c)

Number of securities
remaining available for
future issuance under
	Number of securities to	be Weighted-average exercis	e equity compensation plans
	issued upon exercise of	price of outstanding	(excluding securities
	outstanding options,	options, warrants and	reflected in column (a))
Plan category	warrants and rights (#)	rights ($)	(#)

Equity compensation plans approved by security holders (1) (2) (3) (5)	28,380,882	$40.81	12,381,266

Equity compensation plans not approved by security holders (4)	—	—	—

Total (5)	28,380,882	$40.81	12,381,266

NOTES TO TABLE:

(1)	Amounts include the Omnibus Plan and the Directors’ Equity Plan, both of which were approved by the stockholders of the Corporation.

(2)	As of December 31, 2002, there were 11,438,645 shares available for grant under the Omnibus Plan as options, stock appreciation rights, restricted stock or other share-based awards; there are no restrictions on the number of the available shares that may be issued in respect of stock appreciation rights or other share-based awards. However, no more than 1,600,000 shares may be issued as restricted stock. Of the 11,438,645 shares available for grant on December 31, 2002, 6,628,700 shares are issuable pursuant to options granted on January 28, 2003. If management’s proposal to adopt the Lockheed Martin Corporation Incentive Performance Award Plan is approved by the stockholders, no further grants will be made under the Omnibus Plan. Amounts in column (c) also include 936,388 shares that may be issued under the Directors’ Equity Plan and 6,233 shares that may be issued under the Directors’ Deferred Stock Plan, a plan that was approved by the stockholders in 1995; effective May 1, 1999, no additional shares may be awarded under the Directors’ Deferred Stock Plan. Stock units payable in cash only under the Omnibus Plan or other plans sponsored by Lockheed Martin are not included in the table.

(3)	Under the Directors’ Equity Plan, each director may elect to receive stock units, options or a combination of stock units and options with a fair market value on January 15 equal to $75,000.

(4)	None

EXECUTIVE COMPENSATION

(5)	Amounts exclude options granted under equity compensation plans that were subsequently assumed by the Corporation. Options issued by Lockheed Corporation and Martin Marietta Corporation were assumed in connection with the formation of Lockheed Martin in 1995, and options issued by COMSAT Corporation were assumed as part of the completion of the Corporation’s acquisition of COMSAT in 2000. At December 31, 2002, a total of 2,252,987 shares of Lockheed Martin common stock were issuable upon the exercise of the assumed options that remain outstanding. The weighted average exercise price of those outstanding options was $21.96 per share. The amounts also exclude 7,215 stock grants held in a trust pursuant to the Deferred Compensation Plan for Directors of Lockheed Corporation. No further grants may be made under the assumed plans.

INDEPENDENT AUDITOR’S FEES

Ernst & Young LLP served as the independent public accountants to audit the books, records, and accounts of the Corporation for the year ending December 31, 2002 and is currently serving as our independent public accountants. Ernst & Young LLP fees for services provided to the Corporation for the last fiscal year are in the table below. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Ernst & Young Fees	Last Fiscal Year

Audit Fees	$ 6,500,000

Financial Information Systems Design & Implementation	—

All other services*	$13,200,000

*	Includes fees for the following: statutory audits of foreign subsidiaries — $500,00; audits of benefit plans — $1,200,000; international and domestic tax services — $7,800,000; acquisition and divestiture activities — $400,000; and services related to government contracting, SEC and other matters — $3,300,000.

PROPOSALS YOU MAY VOTE ON

MANAGEMENT PROPOSAL — ADOPTION OF LOCKHEED

MARTIN CORPORATION 2003 INCENTIVE PERFORMANCE
AWARD PLAN

Since 1995, Lockheed Martin has used share-based and cash-based incentive awards as a significant component of management’s compensation. In February 2003, subject to approval by the stockholders, the Board of Directors adopted the Lockheed Martin Corporation 2003 Incentive Performance Award Plan (“IPA Plan” or “Plan”) to replace the Omnibus Plan, our existing long term share-based and cash-based incentive plan. If approved by the stockholders, the IPA Plan will become effective and no further awards will be granted under the Omnibus Plan.

The principal features of the IPA Plan are summarized below. This summary does not contain all the information that may be important to you. A copy of the complete text of the IPA Plan is included in Appendix I to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the IPA Plan. You are urged to read the IPA Plan in its entirety.

IPA PLAN HIGHLIGHTS

The IPA Plan authorizes an independent committee of the Board of Directors to award stock options, restricted stock, stock appreciation rights (“SARs”), stock units and cash-based performance awards to key employees for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees. Some of the highlights of the Plan (each of which is described in more detail below under the heading “Summary of the 2003 Incentive Performance Award Plan” and in the attached plan document) include:

•	Limit on Shares Authorized: The IPA Plan authorizes the grant of 22,500,000 shares; the portion of the 22,500,000 shares that may be granted in awards in any one year is limited to a maximum of 1.9 percent of the Corporation’s prior year-end outstanding shares (currently 8,653,887 shares).

•	Shares Available For Restricted Stock Awards Limited: Of the shares available for grant under the IPA Plan, only 18 percent (or 4,050,000) may be used for grants of restricted stock.

•	Three-year Minimum Restricted Period For Restricted Stock: A participant receiving a grant of restricted stock must remain employed by the Corporation for at least three years from the date of grant in order for the restrictions to lapse, except when employment terminates as a result of death, disability, retirement, layoff or divestiture.

•	No Discount Stock Options: The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of our stock on the date of grant.

•	No Repricing of Stock Options: The Plan prohibits the repricing of stock options either by amendment of an award agreement or by substitution of a new option award at a lower price.

•	Material Amendments to the Plan Require Stockholder Approval: The IPA Plan states that a material amendment to the Plan will not be effective unless approved by the Corporation’s stockholders.

•	Independent Committee Administration: The Plan will be administered by a committee of the Board (“Committee”) whose members satisfy the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”) and the “outside director” requirement of Internal Revenue Code Section 162(m).

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SUMMARY OF THE 2003 INCENTIVE PERFORMANCE AWARD PLAN

ELIGIBILITY

Awards under the Plan may be granted to officers and other key salaried employees of Lockheed Martin and its subsidiaries. All officers of Lockheed Martin (two of whom are also directors of Lockheed Martin) are among those eligible to receive awards.

The number of key salaried employees of Lockheed Martin and its subsidiaries eligible to receive awards in any given year is subject to the discretion of the Committee and has not been determined at this time. In addition, neither the employees who are to receive awards, the number of awards that will be granted to any employee or group of employees, nor the amounts to be payable with respect to awards, have been determined at this time. The Plan will remain in existence as to all outstanding awards until all awards are either exercised or terminated; however, no award can be made after February 28, 2013.

TYPES OF AWARDS

The Plan authorizes awards in the form of non-qualified stock options, incentive stock options, SARs, restricted stock, stock units or cash-based incentive awards, such as performance units. Awards may be granted singly or in combination with other awards, consistent with the terms of the Plan.

Stock Options: Stock options are rights to purchase a specified number of shares of Lockheed Martin common stock at an exercise price of not less than 100 percent of the fair market value of the stock on the date of grant. Stock options that may be granted as incentive stock options (“ISOs”) will be granted with such additional terms as are necessary to satisfy the applicable requirements of the tax law. The fair market value of the Lockheed Martin common stock for which ISOs are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000 (measured as of the date of grant) under current tax law. Other awards are not limited in this manner.

Stock Appreciation Rights (“SARs”): SARs entitle the recipient to receive, upon surrender of the SAR, an amount (payable in cash and/or stock) equal to the excess, if any, of the fair market value of a share of our common stock on the date the SAR is surrendered over the fair market value of a share of our common stock on the date of grant of the SAR, or the exercise price of a related stock option. SARs may be granted on a freestanding basis, in relation to a stock option or in “tandem” with a stock option, such that the exercise of either the option or the SAR cancels the recipient’s rights under the tandem award with respect to the number of shares so exercised.

Restricted Stock: Restricted stock is Lockheed Martin common stock issued to the recipient, typically for minimal lawful consideration and subject to risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

Stock Units: A stock unit is an award represented by a bookkeeping credit equal to the fair market value of a share of our stock on the date of grant, increased or decreased to reflect the fair market value of our stock on the date the stock unit is paid in cash or stock. Stock units are not outstanding shares of stock and do not entitle a participant to voting or other rights; however, an award of stock units may provide for the crediting of additional stock units based on the value of dividends paid on our stock while the award is outstanding.

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The Plan also provides for the grant of cash-based performance awards that are not denominated in, payable in, nor derive their value from a price related to shares of our stock. These awards are payable only in cash. Cash-based awards to executive officers under the Plan are intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code. Under the federal tax laws, we may not deduct certain compensation over $1,000,000 paid to our Chief Executive Officer or to one of our four other most highly compensated executive officers in any year unless, among other things, this compensation qualifies as “performance-based compensation” under Section 162(m), and the material terms of the plan for such compensation are approved by stockholders. The material terms of the Plan for cash-based awards include the eligible class of participants, the performance goal or goals and the maximum annual amount payable to any individual participant.

The eligible class of persons for cash-based awards under the Plan is all key salaried employees of Lockheed Martin and its subsidiaries.

The performance goals for cash-based awards under the Plan are any one or a combination of earnings per share, return on equity, total stockholder return and cash flow (each as defined in the IPA Plan). These goals will be applied over either consecutive or rolling cycles of more than one but not more than five fiscal years. Specific cycles, weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Committee (as defined below) not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from cycle to cycle.

We intend to continue under the new IPA Plan our existing cash-based award program known as the Long-Term Incentive Performance (LTIP) award program. Under the LTIP program, participants are eligible to receive cash payments based on our total stockholder return relative to the total stockholder return of the companies that comprise the Standard & Poor’s 500 Index over a predetermined term of years. Other specific performance targets may be used for future awards under the Plan. These targets, when established, may contain confidential business information and may not be disclosed by Lockheed Martin.

Appropriate adjustments to the performance goals and targets in respect of performance based awards may be made by the Committee based upon objective criteria in the case of significant acquisitions or dispositions, extraordinary gains or losses, material changes in accounting principles or practices, or certain other events that in any case were not anticipated (or the effects of which were not anticipated) at the time goals were established, in order to neutralize the effect of such events on the cash-based awards.

The Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the cash-based awards prior to payment. The Committee may retain discretion to reduce, but not increase, the amount payable under a cash-based award to any participant, notwithstanding the achievement of targeted performance goals. Cash-based awards may be accelerated in the event of a Change in Control of Lockheed Martin, as described below.

In addition to cash-based awards, other types of awards under the Plan may be granted to qualify as performance-based compensation under Section 162(m). Stock options and SARs granted under the Plan are intended to qualify as performance-based compensation. In addition, restricted stock and stock units may be granted under the Plan to qualify as performance-based compensation under Section 162(m). The material terms of the Plan for share-based awards intended to qualify as performance-based awards are similar to the terms described above for cash-based awards: the

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eligible class of persons is all key salaried employees of Lockheed Martin and its subsidiaries, and the performance goals are any one or a combination of earnings per share, return on equity, total stockholder return and cash flow. The certification and payout procedures and nature of Committee discretion with respect to the other share-based awards are substantially the same as for the Section 162(m) cash-based awards.

The maximum annual amounts payable to any one participant as performance-based awards are as follows:

•	Cash Maximum: The aggregate amount payable to any participant under all cash-based awards granted under the Plan during any calendar year is $5,000,000. There is no maximum aggregate dollar amount of cash-based awards under the Plan.

•	Share Maximum: The aggregate number of shares of stock issuable under the Plan for options, SARs, restricted stock or stock units granted as performance-based awards during any calendar year to any participant may not exceed 1,000,000. Of that amount, the maximum number of shares of stock that may be granted as restricted stock awards during any calendar year to any participant (including as performance-based awards) may not exceed 250,000 shares.

•	Share-Unit Awards Payable in Cash: The maximum number of stock units or SARs under the Plan payable in cash during any calendar year to any participant as performance-based awards is 300,000.

AUTHORIZED SHARES

The stock that may be issued pursuant to an award under this Plan will be shares of Lockheed Martin common stock, par value $1.00. Stock may be authorized but unissued stock or stock acquired by the Corporation or any of its subsidiaries, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions.

The Lockheed Martin common stock that may be issued in respect of awards under the Plan may not exceed 22,500,000 shares. Of the 22,500,000 shares authorized for the Plan, the aggregate number of shares of stock that may be issued as restricted stock under the Plan is limited to 18 percent of the shares authorized under the Plan (4,050,000 shares). The Plan also authorizes the issuance of 22,500,000 share units for share-based awards exercisable for or payable in cash. Share-based awards payable in cash or stock (whether at the discretion of Lockheed Martin or the participant) will initially be counted against each of the share limit and the share unit limit. When payment is ultimately made in respect to the award in shares or cash, a number of shares or share units relating to the alternative form of consideration not so paid will be re-credited to the applicable limit.

Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or alternative form of consideration under an award that is not paid in connection with the settlement of any portion of an award, will again be available for award under the Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested. Although shares subject to cancelled options or SARs will be counted against the individual share-based award limits, only shares actually issued or share units actually paid will be charged against the aggregate share or share unit limits, respectively, under the Plan.

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TERMS OF AWARDS

Each award under the Plan shall be evidenced by an award agreement in a form approved by the Committee setting forth, in the case of share-based awards, the number of shares of stock or share units, as applicable, subject to the award, and the price (if any) and term of the award and, in the case of performance-based awards, the applicable performance goals. Awards under the Plan that are not vested or exercised generally will be nontransferable by a holder (other than by will or the laws of descent and distribution). The date of grant is the date a resolution granting the award is adopted or a future date specified by the Committee.

The Plan sets forth minimum vesting requirements for option and restricted stock awards. Vesting requirements for other awards are at the discretion of the Committee. In the case of options, the award agreement is deemed to provide a minimum vesting schedule pursuant to which no award of options may become fully exercisable prior to the second anniversary of the grant. To the extent an award provides for vesting in installments over a period of no less than two years, no portion of an award of options may become exercisable prior to the first anniversary of the date of grant. In the event a participant is not our employee on the date on which an option would otherwise vest, the options subject to that vesting date will be forfeited. Notwithstanding the foregoing,

•	any award agreement governing options may (but is not required to) provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of performance goals;

•	any award agreement may (but is not required to) provide that all or a portion of the options subject to an award vest immediately or, alternatively, vest in accordance with the vesting schedule but without regard to the requirement for continued employment in the event of a change in control, or in the case of termination of employment with the Corporation due to death, disability, layoff, retirement or divestiture, or in the case of a vesting period longer than two years, vest and become exercisable or fail to be forfeited and continue to vest in accordance with the schedule in the award agreement prior to the expiration of any period longer than two years for any reason designated by the Committee;

•	any award agreement may (but is not required to) provide that employment by another entity be treated as employment by the Corporation in the event a participant terminates employment with the Corporation on account of a divestiture; and

•	award agreements for options covering, in the aggregate, up to 1,500,000 shares of stock may contain a shorter or no vesting requirement for all or a portion of the options subject to the award.

In addition, a minimum six-month period must elapse between the date of initial grant of an option and the sale of the underlying shares of stock.

In the case of restricted stock, the award agreement is deemed to prohibit the sale of any shares of restricted stock prior to the third anniversary of the date of grant and must require the forfeiture of all shares of restricted stock subject to the award in the event that the participant does not remain our employee for at least three years following the date of grant. Notwithstanding the foregoing,

•	any award agreement governing restricted stock may (but is not limited to) provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of performance goals; and

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•	any award agreement may (but is not limited to) provide that restricted stock vest prior to the third anniversary of the date of grant in the event of a change in control or in the case of termination of employment with the Corporation due to death, disability, layoff, retirement or divestiture, or in the case of a vesting period longer than three years, prior to the expiration of any period longer than three years for any reason designated by the Committee.

The same vesting requirements apply to stock units payable in stock unless the stock units are granted in conjunction with, or part of another award.

Neither the Committee nor the Board of Directors has retained the authority to waive the minimum vesting and holding period requirements for options and restricted stock (or stock units payable in stock). However, the Committee (or the Board of Directors) may reserve in an award agreement the authority to waive vesting requirements for stock units payable in cash, SARs or cash-based awards or vesting requirements in excess of the minimum requirements described above for options and restricted stock (or stock units payable in stock).

Award agreements may contain any other terms, consistent with the Plan, as are necessary, appropriate, or desirable to effect the award to the Participant, including provisions describing the treatment of an award in the event of the, death, disability, layoff, retirement, divestiture or other termination of a participant’s employment with or services to the Corporation, any provisions relating to the vesting, exercisability, forfeiture or cancellation of the awards, any requirements for continued employment, any other restrictions or conditions (including performance requirements and holding periods) of the award and the method by which the restrictions or conditions lapse, and the effect on the award of a change in control. Award agreement terms are subject, in the case of performance-based awards, to the requirements for “performance-based compensation” under Code Section 162(m) and also, in the case of options and restricted stock, to the minimum vesting and holding period requirements described above. Award agreements may also contain a non-competition clause requiring the forfeiture of an award (whether or not vested) on account of activities deemed by the Committee in its sole discretion to be harmful to Lockheed Martin, including but not limited to employment with a competitor and misuse of our proprietary or confidential information.

CONSIDERATION AND PAYMENT; WITHHOLDING

Full payment for shares purchased on exercise of any option, along with payment of any required tax withholding, must be made at the time of such exercise in cash or, if permitted by the Committee, in exchange for a promissory note in favor of Lockheed Martin, in shares of stock having a fair market value equivalent to the exercise price and withholding obligation, or any combination thereof, or pursuant to “cashless exercise” procedures. Any payment required in respect of other awards may be in such amount and in any lawful form of consideration as may be authorized by the Committee, including future services as our employee. No executive officer may use a promissory note or cashless exercise if that method of payment would be considered a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

TERM OF AWARDS

The maximum term of unvested or unexercised awards is ten years after the initial date of grant.

ADJUSTMENTS TO STOCK; CORPORATE REORGANIZATIONS

The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share and share unit limits on awards, performance targets and exercise prices of

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awards) may be adjusted to reflect the effect of a stock dividend, split, recapitalization, spinoff, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or redemption or other distribution or other similar transaction.

CHANGE IN CONTROL

The Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a “Change in Control” of Lockheed Martin (as defined in the Plan) and is authorized to take certain other actions in such an event, including but not limited to acceleration or extension of time for vesting. Change in control under the Plan is defined generally to include a change in ownership involving 25 percent or more of the outstanding voting securities of Lockheed Martin (or a combined entity), a transfer of substantially all of its assets, or a change in a majority of the members of its Board of Directors as a result of any such change or reorganization or a contested election.

ADMINISTRATION

The Plan provides that it shall be administered by a committee of the Lockheed Martin Board (“Committee”), constituted so as to permit the plan to comply with the “non-employee director” provisions of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. It is expected that the Stock Option Subcommittee will act as the Committee.

The Committee has the authority to designate recipients of awards, determine or modify the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions, terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant’s employment with Lockheed Martin, and to construe and interpret the Plan. The authority of the Committee is subject to any express limitation in the Plan, including the mandatory vesting and non-waiver requirements for options and restricted stock.

The Committee also has the authority to grant awards under the Plan in substitution for or as the result of the assumption of stock incentive awards held by employees of other entities who become employees of Lockheed Martin or a subsidiary as a result of a merger or acquisition of the entity.

The Committee may delegate to the officers or employees of Lockheed Martin or its subsidiaries the authority to execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the Plan. It is intended generally that the share-based awards under the Plan and the Plan itself comply with and (as to share-based awards) be interpreted in a manner that, in the case of awards to participants who are subject to Section 16 of the Exchange Act, satisfy the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptions under that Section. In general, it is not anticipated that the cash-based awards will be subject to Section 16. The Plan provides that neither Lockheed Martin nor any member of the Lockheed Martin Board or of the Committee shall have any liability to any person for any action taken or not taken in good faith under the Plan.

AMENDMENT AND TERMINATION

The Board of Directors has the authority to terminate, suspend or discontinue the Plan at any time. The Board of Directors may amend the Plan at any time, provided that any material amendment to

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the Plan will not be effective unless approved by the Corporation’s stockholders. For this purpose, a material amendment is any amendment that would —

•	materially increase the number of shares of stock available under the Plan or issuable to a Participant;

•	change the types of awards that may be granted under the Plan;

•	expand the class of persons eligible to receive awards or otherwise participate in the Plan;

•	reduce the price at which an option is exercisable either by amendment of an award agreement or by substitution of a new option award at a reduced price; or

•	require stockholder approval pursuant to the New Stock Exchange Listed Company Manual (so long as the Corporation is a listed company on the New York Stock Exchange) or other applicable law.

The Committee may at any time alter or amend any or all award agreements under this Plan in any manner that would be authorized for a new award under the Plan so long as such an amendment would not require approval of the Corporation’s stockholders, if such amendment was made to the Plan. No action by the Board or the Committee shall, however, affect adversely any outstanding award without the consent in writing of the participant entitled to the award.

Because the Committee retains the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m), stockholder ratification of the performance goals will be required, in any event at five-year intervals in the future to exempt awards granted under the Plan from the limitations on deductibility.

EXCLUSIVITY

The Plan is not exclusive and does not limit the authority of the Lockheed Martin Board or its committees to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority. The Plan is not expected to be our exclusive cash incentive plan for eligible persons (including executive officers); other cash incentive plans may be retained and/or developed to implement our compensation objectives and policies.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of Federal income tax consequences to participants and Lockheed Martin relating to nonqualified and incentive stock options and certain other awards that may be granted under the Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

An optionee will not recognize income upon the grant of a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Lockheed Martin common stock on the date the option is exercised over the option price. The tax basis of the option stock in the hands of the optionee will equal the option price plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the stock will commence on the day the option is exercised. An optionee who exercises and holds option stock and sells at a later date, will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long-term if the stock is held for more than one year after

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exercise, and short-term if held for one year or less. Lockheed Martin or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not recognize taxable income upon the grant of an incentive stock option, and generally will not recognize income upon exercise of the option provided such optionee was an employee of Lockheed Martin or a subsidiary at all times from the date of grant until three months prior to exercise. For alternative minimum tax purposes, however, the amount by which the fair market value of the Lockheed Martin common stock on the date of exercise exceeds the option price will be includible in alternative minimum taxable income, and such amount will be added to the tax basis of such stock for purposes of determining alternative minimum taxable income in the year the stock is sold. An optionee who exercises an incentive stock option and sells the shares more than two years after the grant date and more than one year after exercise, will recognize long-term capital gain or loss equal to the difference between the sales proceeds and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (a) the difference between the fair market value of such shares on the date of exercise and the option price or (b) the difference between the sales proceeds and the option price. Any remaining gain or loss will be treated as a capital gain or loss. Lockheed Martin or a subsidiary will be entitled to a deduction with respect to an incentive stock option only in the amount of ordinary compensation income recognized by the optionee. The deduction will be allowable at the same time the optionee recognizes the income.

The Federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock and stock units subject to a substantial risk of forfeiture result in income recognition equal to the excess of the fair market value of the stock over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance bonuses are generally subject to tax on the payment received; and cash-based awards generally are subject to tax at the time of payment. In each of the foregoing cases, when the participant recognizes income Lockheed Martin will generally have a corresponding deduction.

If, as a result of a change in control event, a participant’s options or SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a “parachute payment” under Section 280G of the Code. In such case, the participant may be subject to a 20 percent non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. Lockheed Martin will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the Plan, Section 162(m) of the Code would render non-deductible to Lockheed Martin certain compensation in excess of $1,000,000 in any year to certain executive officers of Lockheed Martin, unless such excess compensation is “performance-based” (as defined) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards that may be granted to executive officers as contemplated by the Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m).

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STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSAL A — By Evelyn Y. Davis

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C., 20037, the owner of 648 shares of our common stock has notified us that she intends to present the following proposal at this year’s Annual Meeting:

RESOLVED: That the stockholders of Lockheed Martin assembled in Annual Meeting in person and by proxy hereby request the Board of Directors to have the Company furnish the stockholders each year with a list of people employed by the Corporation with the rank of Vice President or above, or as a consultant, or as a lobbyist, or as legal counsel or investment banker or director, who, in the previous five years have served in any governmental capacity, whether Federal, City or State, or as a staff member of any CONGRESSIONAL COMMITTEE or regulatory agency, and to disclose to the stockholders whether such person was engaged in any matter which had a bearing on the business of the Corporation and/or its subsidiaries, provided that information directly affecting the competitive position of the Corporation may be omitted.

Stockholder’s Supporting Statement

REASONS: Full disclosure on these matters is essential at Lockheed Martin because of its many dealing with Federal and State agencies, and because of pending issues forthcoming in Congress and/or State and Regulatory Agencies.

If you AGREE, please mark your proxy FOR this resolution.

The Board unanimously recommends a vote AGAINST this Proposal for the following reasons:

Lockheed Martin has in place specific policies to avoid conflicts of interest when a former employee of the Federal Government or a state or local government, joins the company as a full-time, or part-time employee. Similar policies also exist for former Federal, state and local employees retained by the Corporation as consultants. Under the Corporation’s policies, a former government employee being considered as a new employee or as a consultant must complete a detailed questionnaire regarding his or her former government responsibilities. In addition, an applicant typically provides the Corporation with a letter provided to him or her by his or her former government agency ethics official, which outlines any conflict of interest restriction on that individual’s post-government employment. The applicant’s responses to the questionnaire, together with the agency conflict of interest letter, are reviewed by the corporation’s human resources and legal offices to ensure the individual, if hired or retained, remains in full compliance with all applicable conflict of interest laws and regulations. In addition, pursuant to the Lobbying Disclosure Act of 1995, the names and former government employment of all lobbyists used by the Corporation are publicly available.

The policy of Lockheed Martin Corporation is always to operate with the highest ethical standards. To that end, the Corporation’s internal policies governing the hiring or retaining of former government employees ensure effective and complete compliance with post-government employment conflict of interest restrictions. Moreover, preparation of a separate listing of people employed by the Corporation with previous government experience as called for in the proposed resolution would be costly, would add nothing to the Corporation’s existing procedures to comply with post-government employment conflict of interest restrictions, and would be duplicative of the public information already required by law.

For these reasons, the Board unanimously recommends a vote AGAINST the proposal.

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STOCKHOLDER PROPOSAL B — By John Chevedden

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278-2453, the owner of 200 shares of our common stock has notified us that he intends to present the following proposal at this year’s Annual Meeting:

B — Shareholder Vote on Poison Pills

This topic won an average 60%-yes vote at 50 companies in 2002

This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

This proposal is submitted by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif.

           Harvard Report

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

           Present a Sense of Entrenchment

I believe that shareholder oversight of the poison pill could prevent a sense of entrenchment and give our management and directors greater incentive to deal effectively with key shareholder value issue such as:

Enron director Frank Savage remained on the Lockheed Martin board in spite of receiving a near record low percentage of votes while running unopposed.

           Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/ HCA, McDermott International and Bausch & Lomb. I believe that our company should follow suit and allow shareholder input.

Shareholder Vote on Poison Pills

Yes for B

The Board unanimously recommends a vote AGAINST this Proposal for the following reasons:

Lockheed Martin does not have a Shareholder Rights Plan. The Corporation has been a leader in corporate governance since its formation in 1995. Among many achievements, all of the company’s directors are elected annually; a majority of the Board is comprised of independent directors;

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members of all key committees are independent; and our financial disclosure practices are frequently cited as exemplary in the industry. A Shareholder Rights Plan or “Poison Pill” has never been adopted and the Board of Directors has no intention of adopting one at this time.

The Board of Directors believes one of its charges is to enhance shareholder value by adopting and maintaining sound governance practices; however, this responsibility does not include making unwise and untimely decisions that may harm the very shareholder value that the Board is charged with protecting. The proposal submitted by the proponent would achieve exactly this undesirable end by restricting the actions of future boards. Specifically, adoption of this proposal would set in motion a process that would not provide adequate time for the Board to conduct a thorough analysis of a potential transaction and make an informed decision. It also would hamper the Board’s flexibility in pursuing and evaluating other potential alternatives.

For these reasons, the Board of Directors unanimously recommends a vote AGAINST the proposal.

STOCKHOLDER PROPOSAL C — By The Episcopal Church and Other Groups

The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, 815 Second Avenue, New York, NY 10017-4594, the owner of 400 shares of our common stock; the Sisters of St. Joseph, P. O. Box 34, 3427 Gull Road, Nazareth, MI 49074, the owner of 100 shares of our common stock; The Sisters of Charity of Saint Elizabeth, P. O. Box 476, Convent Station, New Jersey 07961-0476, the owner of 65 shares of our common stock; the Sisters of St. Francis, Mount St. Francis, 3390 Windsor Avenue, Dubuque, IA 52001-1311, the owner of 3,851 shares of our common stock; the School Sisters of Notre Dame Cooperative Investment Fund, 336 East Ripa Avenue, St. Louis, MO 63125-2800, the owner of 108 shares of our common stock; and the Mercy Consolidated Asset Management Program, 205 Avenue C, #10E, New York, NY 10009, the owner of 50 shares of our common stock have notified us that they intend to present the following proposal at this year’s Annual Meeting:

WHEREAS the U.S. exports weapons and related military services through foreign military sales (government-to-government), direct commercial weapons sales (U.S. companies to foreign buyers), equipment leases, transfers of excess defense articles, and emergency drawdowns of weaponry.

In 2001 U.S. arms transfer agreements worldwide were valued at nearly $12.1 billion; agreements with developing nations were $7 billion. US international arms deliveries were valued at nearly $9.7 billion, with deliveries to developing nations amounting to $6 billion. U.S. commercial arms deliveries were valued at $821 million worldwide, with $384 million in such deliveries to developing nations. (Congressional Research Service, Report for Congress, “Conventional Arms Transfers to Developing Nations,” 1994-2001, 8/6/2002).

In a number of recent U.S. combat engagements (e.g., Panama, Somalia, and Afghanistan), U.S. troops faced adversaries that had previously received U.S. weapons or military technology.

In FY 2001 Lockheed Martin ranked 1st among Department of Defense contractors with awards of more than $15.1 billion. In FY 2001 Lockheed Martin ranked 1st with $994,560,000 in foreign military sales which is a 16.23 percent market share (Government Executive, August 2002).

Lockheed Martin exports F-16s to overseas customers in Israel, Turkey, Pakistan, Indonesia, Taiwan, South Korea, Thailand, Egypt, and Venezuela (www.reachingcriticalwill.org/dd/lm.html).

RESOLVED: Shareholders request that the Board of Directors provide within six months of the annual meeting, a comprehensive report (at reasonable cost and omitting proprietary and classified

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information) on Lockheed Martin’s foreign sales of weapons-related products and services, including offset agreements.

Stockholder’s Supporting Statement

We believe with the American Red Cross that “the greater the availability of arms, the greater the violations of human rights and international humanitarian law.” Global security is security of all people. Weapons sold to one country at a certain time can become a threat to our own security.

Therefore, it is reasonable that the report include:

1.	Processes used to determine and promote foreign sales;
2.	Criteria for choosing countries with which to do business;
3.	Procedures used to negotiate foreign arms sales, government-to-government and direct commercial sales, and the percentage of sales for each category;
4.	Categories of military equipment or components, including dual use items exported for the past three years, with as much statistical information as permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

The Board unanimously recommends a vote AGAINST this proposal for the following reasons:

Lockheed Martin strictly adheres to U.S. government oversight and policy in all matters relating to the transfer of products and technologies to foreign entities. Each of these transfers is individually approved by the U.S. government after the Government determines what is in the best interest of U.S. national security, including implications for regional stability. Most of these transfers are a matter of public record through the news media or U.S. government provided information. The Board of Directors does not believe that the costly collection and dissemination of the requested data would meaningfully add to the information already available to shareholders.

For these reasons, the Board unanimously recommends a vote AGAINST the proposal.

STOCKHOLDER PROPOSAL D — By Carpenters Benefit Funds

The Massachusetts Carpenters Pension & Annuity Funds, 350 Fordham Road, Wilmington, MA 01887, the owner of 6,500 shares of our common stock has notified us that they intend to present the following proposal at this year’s Annual Meeting:

Resolved, that the shareholders of Lockheed Martin Corporation (“Company”) request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide any management consulting services to our Company.

Stockholder’s Supporting Statement

The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

Independent auditors have an important public trust. Investors must be able to rely on issuers’ financial statements. It is the auditor’s opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial,

PROPOSALS YOU MAY VOTE ON

and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor’s opinion and will be far less likely to invest in that public company’s securities. Final Rule: Revision of the Commission’s Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

We believe that today investors seriously question whether auditors are independent of the company and corporate management that retain them. A major reason for this skepticism, we believe, is that management of once admired companies such as Enron, Tyco, and WorldCom have misled investors and their auditors have either been complicit or simply inept. Over the last year hundreds of billions of dollars in market value have vanished as investors have lost confidence in the integrity of our markets. A key reason for this lack of confidence is the distrust investors have in companies’ financial statements.

The U.S. Congress has attempted to respond to this crisis of confidence through passage of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”). The Sarbanes Act prohibits a company’s auditors from performing a wide range of defined non-audit services. These prohibitions, in turn, track the defined non-audit services in Rule 2-01 (c)(4) of the SEC’s Final Rule: Revision of the Commission’s Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

However, the Sarbanes Act fails to prohibit auditors from providing management consulting services, which we believe represents a significant loophole. While the Act does require that the audit committee of the board preapprove these non-audit services, we do not believe that is enough. We believe that management consulting represents a significant source of potential revenue to auditors and poses serious conflict of interest issues. For this reason, we think the better course is for companies not to engage their auditors to perform any management consulting services.

Many companies, including ours, either continue to engage their auditors to provide management consulting or provide inadequate disclosure in their proxy statements to ascertain whether they continue to engage their auditors for management consulting services. We urge your support for this resolution asking the board to cease engaging auditors for management consulting.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

Your Board of Directors recognizes that one of its most important roles is maintaining the integrity of the Corporation’s financial statements. Toward that end, the Audit and Ethics Committee monitors the provision of audit and non-audit services by Ernst & Young LLP, the Corporation’s independent auditors, with the aim of ensuring the independence and objectivity of the auditors so that investor confidence is maintained. The stockholder proposal to adopt a policy prohibiting the Company’s independent auditors from providing any management consulting services is unnecessary since Ernst & Young sold its management consulting business in 2000 and no longer provides such services to its clients.

In addition, the Sarbanes-Oxley Act of 2002, a broad corporate governance reform act, prohibits a company’s independent auditors from providing to clients specific consulting type services. The Act permits independent auditors to provide certain non-audit services only if approved in advance by the Corporation’s Audit and Ethics Committee. The Audit Committee may engage its independent auditors to provide certain non-audit service when those services can be obtained in an efficient and cost-effective manner relative to other service providers. Efficiencies could be obtained due to the outside auditors’ expertise and familiarity with the Corporation’s financial statements, financial systems and management.

PROPOSALS YOU MAY VOTE ON

Examples of these types of services include benefit plan audits, internal controls assessments, regulatory compliance, and due diligence services in connection with mergers and acquisitions that would be required to be reviewed by the auditors in any case. Effective and responsible management of the Corporation’s operations requires that the Board of Directors have access to the best available resources and the discretion to use business judgment to determine the best allocation of tasks among service providers.

To the extent non-audit services are approved, the Corporation will be required to disclose the approval as well as a description of the services provided by the independent auditor. In addition, consistent with the Audit and Ethics Committee Charter, the Committee reviews all relationships between the Corporation and its independent auditor to ensure that the relationships are consistent with the maintenance of auditor independence.

For these reasons, the Board unanimously recommends a vote AGAINST the proposal.

NOMINATION OF DIRECTORS, STOCKHOLDER PROPOSALS AND OTHER BUSINESS

We will make financial and other reports available for inspection by stockholders present at the Annual Meeting, but there is no intention to take action regarding the reports.

We pay for the cost of soliciting proxies. We solicit by mail and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. We will, upon request, reimburse them for their reasonable expenses. We have retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify related records at a fee of $45,000 plus expenses. To the extent necessary to ensure sufficient representation at the Annual Meeting, we may request the return of proxies by telephone, internet or otherwise. Stockholders are requested to return their proxies without delay.

If any matters properly come before the Annual Meeting, we intend that the shares represented by proxies will be voted in the discretion of the persons voting the proxies. Discretionary authority will be exercised to vote on any matters incidental to the conduct of the meeting.

To be presented at our 2004 Annual Meeting, stockholder proposals must be received by the Secretary of the Corporation no later than November 14, 2003 to be included in the proxy statement and on the proxy card that will be solicited by the Board of Directors. The inclusion of any proposal will be subject to applicable rules of the SEC.

Our bylaws also require advance notice of any proposal by a stockholder intended to be presented at the Annual Meeting that is not included in our notice of meeting and proxy statement or made by or at the direction of the Board of Directors, including any proposal for the nomination for election as a director. In general, nominations and proposals to be presented at the Annual Meeting must be delivered to the Secretary of the Corporation at our principal executive office, 6801 Rockledge Drive, Bethesda, Maryland 20817, not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice of the preceding year’s Annual Meeting. Written suggestions submitted by stockholders concerning proposed nominees for election to the Board of Directors will be presented to the Nominating and Corporate Governance Committee for its consideration. Suggestions should include a brief description of the proposed nominee’s qualifications and all other relevant biographical data as well as the written consent of the proposed nominee to act as a director if nominated and elected. A notice of a stockholder proposal must contain specified information concerning the matter to be brought before the meeting and concerning the stockholder proponent. Any waiver by us of these requirements relating to a particular stockholder proposal shall not constitute a waiver of any other stockholder proposal nor shall it obligate us to waive these requirements regarding future submissions of that or any other stockholder proposal. To be properly brought before the 2004 Annual Meeting, written notice of nominations or other business to be introduced by a stockholder must be received between the dates of November 17, 2003 and December 15, 2003, inclusive. A complete list of the information required to be included in a stockholder proposal may be found in Section 1.11 of our bylaws.

Any stockholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary of the Corporation at the address above.

Lillian M. Trippett Vice President, Corporate Secretary and Associate General Counsel

March 14, 2003

APPENDIX I

LOCKHEED MARTIN CORPORATION

2003 INCENTIVE PERFORMANCE AWARD PLAN

SECTION 1.  Purpose.

         The purpose of this Plan is to benefit the Corporation’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible employees with an opportunity to obtain or increase their proprietary interest in the Corporation and by providing eligible employees with additional incentives to join or remain with the Corporation and its Subsidiaries.

SECTION 2.  Definitions; Rules of Construction.

         (a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

“Award” means an award granted pursuant to Section 4.

“Award Agreement” means an agreement described in Section 6 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

“Beneficiary” means a person or persons (including a trust or trusts) validly designated by a Participant as the Participant’s beneficiary under this Plan, or, in the absence of a valid designation, the personal representative of the Participant’s estate in the event of a Participant’s death.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Cash-Based Awards” means Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Stock, as described in Section 4(a)(6).

“Cash Flow” means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

“Change in Control” means a change in control as defined in Section 7(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Committee described in Section 8.

“Corporation” means Lockheed Martin Corporation.

“Date of Grant” means the date specified by the Committee as the date on which an Award is to be granted (which date shall be no earlier than the date the resolution approving the Award is adopted by the Committee), or if no such date is specified by the Committee, the date on which the Committee adopts a resolution making the Award.

“Employee” means any officer (whether or not also a director) or any key salaried employee of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a “subsidiary corporation” of the Corporation as defined in Code Section 424(f).

“EPS” means earnings per common share on a fully diluted basis determined in accordance with generally accepted accounting principles in the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation by the Board shall be conclusive for purposes of this Plan.

“Fair Market Value” means the closing sale price of the relevant security as reported by the New York Stock Exchange on its web site as the closing price (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

“Insider” means any person who is subject to the reporting obligations of Section 16(a) of the Exchange Act.

“Option” means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

“Participant” means an Employee who is granted an Award pursuant to this Plan so long as the Award remains outstanding.

“Performance-Based Awards” means an Award contemplated by Section 4(b).

“Performance Goal” means EPS or ROE or Cash Flow or Total Stockholder Return, and “Performance Goals” means any combination thereof.

“Plan” means this Lockheed Martin Corporation 2003 Incentive Performance Award Plan.

“ROE” means consolidated net income of the Corporation (less preferred dividends), divided by the average consolidated common stockholders equity for a specified period.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

“Share-Based Awards” means Awards that are payable or denominated in or have a value derived from the value of, or an exercise or conversion privilege at a price related to, shares of Stock, as described in Sections 4(a)(1) through (5).

“Share Units” means the number of units under a Share-Based Award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Share-Based Award is measured.

“Stock” means shares of common stock of the Corporation, par value $1.00 per share, subject to adjustments made under Section 7 or by operation of law.

“Subsidiary” means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50 percent or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

“Total Stockholder Return” means with respect to the Corporation or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

         (b) Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles in the United States and as derived from the consolidated financial statements of the Corporation, prepared in the ordinary course of business and filed with the Securities and Exchange Commission from time to time.

         (c) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3.  Eligibility.

         Any one or more Awards may be granted to any individual who is an Employee on the Date of Grant and who is designated by the Committee to receive an Award, provided that no individual who beneficially owns Stock possessing five percent (5 percent) or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in this Plan.

SECTION 4.  Awards.

         (a) Type of Awards. The Committee may grant any of the following types of Awards, either singly or in combination with other Awards:

(1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422 or any successor provision of the Code. The exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the Date of Grant of the Option. All Nonqualified Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

(2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section of the Code. The exercise price of each Incentive

Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the Date of Grant of the Option. To the extent that the aggregate “fair market value” of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the “fair market value” of the Stock subject to options shall be determined as of the Date of Grant of the Options. All Incentive Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

(3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change in Control), as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the Fair Market Value of the underlying Stock on the Date of Grant of the Stock Appreciation Right, or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option. All Stock Appreciation Rights shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(4) Restricted Stock. Restricted Stock is an Award of shares of Stock of the Corporation that are issued, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Awards of Restricted Stock to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(5) Stock Units. A Stock Unit is an Award payable in cash or Stock and represented by a bookkeeping credit where the amount represented by the bookkeeping credit for each Stock Unit equals the Fair Market Value of a share of Stock on the Date of Grant and which amount shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock on any date from the Date of Grant up to the date the Stock Unit is paid to the Participant in cash or Stock. Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting or other rights with respect of Stock; provided, however, that an Award of Stock Units may provide for the crediting of additional Stock Units based on the value of dividends paid on Stock while the Award is outstanding. Stock Unit Awards to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(6) Cash-Based Awards. Cash-Based Awards are Awards that provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Corporation relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years. For each award cycle, the Committee shall determine the size of the Awards, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable. Cash-Based Awards to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

         (b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation on a consolidated basis. Notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right shall be subject only to the requirements of clause (1) and Sections 4(c)(1) and (2) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards hereinafter referred to as a “Qualifying Option” or a “Qualifying Stock Appreciation Right,” respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant. Nothing in this Plan shall limit the ability of the Committee to grant Options or Stock Appreciation Rights with an exercise price or a base price greater than Fair Market Value on the Date of Grant or to make the vesting of the Options or Stock Appreciation Rights subject to Performance Goals or other business objectives.

(1) Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

(2) Performance Goals. The performance goals for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

(3) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control as provided in Section 7(b).

(4) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may determine.

(5) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award.

(6) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and the regulations thereunder.

         (c) Individual Limits.

(1) Share-Based Awards. The maximum number of shares of Stock or Share Units that are issuable under the Plan pursuant to Options, Stock Appreciation Rights payable in shares of Stock, Restricted Stock or Stock Units payable in shares of Stock (described under Section 4(a)(5)) that are granted as Performance-Based Awards during any calendar year to any Participant shall not exceed 1,000,000, subject to adjustment as provided in Section 7; provided, that the maximum number of shares of Stock that may be granted as Restricted Stock Awards during any calendar year to any Participant under the Plan (including as Performance-Based Awards) shall not exceed 250,000 shares, subject to adjustment as provided in Section 7. Awards that are canceled during the year shall be counted against this limit.

(2) Share Unit Awards. The maximum number of Share Units that are issuable as Stock Units payable in cash only or Stock Appreciation Rights payable in cash only during any calendar year to any Participant as Performance-Based Awards shall not exceed 300,000, subject to adjustment as provided in Section 7. Awards that are canceled due to expiration or forfeiture during the year shall be counted against this limit.

(3) Cash-Based Awards. The aggregate amount of compensation to be paid to any Participant in respect of those Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $5,000,000.

         (d) Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten (10) years after the date the Award was initially granted.

SECTION 5.  Shares of Stock and Share Units Available Under Plan.

         (a) Aggregate Share Limit for Share-Based Awards. The maximum number of shares of Stock that may be subject to Options (including Incentive Stock Options), Stock Appreciation Rights, Restricted Stock and Stock Units granted or issued under the Plan is 22,500,000, subject to adjustment as provided in this Section 5 or Section 7.

         (b) Annual Share Limit for Share-Based Awards. Subject to Section 5(a), the maximum number of shares of Stock that may be subject to Options (including Incentive Stock Options), Stock Appreciation Rights, Restricted Stock and Stock Units granted or issued in any calendar year is 1.9 percent of the Corporation’s outstanding shares of Stock on December 31 of the calendar year immediately preceding the Date of Grant of the Award, calculated in a manner consistent with the method for calculating outstanding shares for reporting in the Corporation’s Annual Report on Form 10-K. The number of shares of Stock available for grant or issuance under this Section 5(b) in any calendar year shall be increased by the number of shares of Stock available under the Plan for grant or issuance under this Section 5(b) in previous calendar years but not covered by Awards granted as Options (including Incentive Stock Options), Stock Appreciation Rights, Restricted Stock and Stock Units in previous calendar years.

         (c) Aggregate Share Unit Limit. The maximum number of Share Units that may be issued as Stock Units payable in cash only and Stock Appreciation Rights payable in cash only under the Plan is 22,500,000, subject to adjustment as provided in this Section 5 or Section 7.

         (d) Shares Available For Restricted Stock Grants. The maximum number of shares of Stock that may be issued as Restricted Stock under the Plan is 18 percent of the shares authorized under Section 5(a) of the Plan, subject to adjustment as provided in this Section 5 or Section 7.

         (e) Reissue of Shares and Share Units. Any unexercised, unconverted or undistributed portion of any Award resulting from termination, expiration or forfeiture of that Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under Section 5(a), 5(b), 5(c) or 5(d), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Restricted Stock Awards and subsequently reacquired by the Corporation due to termination, expiration or forfeiture of the Award shall also be available for reissuance under the Plan.

         (f) Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan or available for grant or issuance from time to time may be adopted by the Committee, as it deems necessary or appropriate.

         (g) Source of Shares; No Fractional Shares. The Stock that may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be authorized but unissued Stock or Stock acquired by the Corporation or any of its Subsidiaries, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions. No fractional shares of Stock shall be issued under the Plan, but fractional interests may be accumulated pursuant to the terms of an Award.

         (h) Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d), may require.

         (i) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee’s express authorization and the terms, restrictions, conditions and procedures as the Committee may in its sole discretion impose (subject to Section 10(d)), any one or combination of (i) cash, (ii) the delivery of shares of Stock, (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award, (iv) the delivery of a promissory note, or other obligation for the future payment in money, or (v) in the case of purchase price only, labor or service as an Employee to be performed or actually performed. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made. Notwithstanding the foregoing, no Insider shall be permitted to satisfy the purchase or exercise price or withholding obligation with respect to an Award by using a method of payment otherwise authorized under the Plan or an Award Agreement if such method of payment would constitute a personal loan under Section 13(k) of the Exchange Act. If an Award Agreement to a Participant who is not an Insider authorizes a method of payment that would constitute a personal loan under Section 13(k) of the Exchange Act and the Participant subsequently becomes an Insider, then the payment method will no longer be available to the Participant and the Committee shall take whatever steps are necessary to make such payment method void as to such Participant, including but not limited to requiring the immediate payment of any note or loan previously obtained in connection with an Award.

         (j) Cashless Exercise. Subject to any restrictions on Insiders pursuant to Section 13(k) of the Exchange Act, the Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of notice, subject to the Corporation’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6.  Award Agreements.

         Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals. The Award Agreement also shall set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

         (a) Mandatory Provisions for Options. Award Agreements for Options shall be deemed to contain the following provisions:

(1) Vesting: A provision providing for a minimum vesting schedule pursuant to which no Award of Options may become fully exercisable prior to the second anniversary of the Date of Grant, and to the extent an Award provides for vesting in installments over a period of no less than two years, no portion of an Award of Options may become exercisable prior to the first anniversary of the Date of Grant. In the event that the Participant is not an Employee on the date on which an Option would otherwise vest and become exercisable, the Options subject to that vesting date will be forfeited. Notwithstanding the foregoing, (i) any Award Agreement governing Options may provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of Performance Goals; (ii) any Award Agreement may provide that all or a portion of the Options subject to an Award vest immediately or, alternatively, vest in accordance with the vesting schedule but without regard to the requirement for continued employment with the Corporation (or a Subsidiary) in the event of a Change in Control, or in the case of termination of employment with the Corporation (or a Subsidiary) due to death, disability, layoff, retirement or divestiture, or in the case of a vesting period longer than two years, vest and become exercisable or fail to be forfeited and continue to vest in accordance with the schedule in the Award Agreement prior to the expiration of any period longer than two years for any reason designated by the Committee; (iii) any Award Agreement may provide that employment by another entity be treated as employment by the Corporation (or a Subsidiary) in the event a Participant terminates employment with the Corporation (or a Subsidiary) on account of a divestiture; and (iv) Award Agreements for Options covering, in the aggregate, up to 1,500,000 shares of Stock may contain a shorter or no vesting requirement for all or a portion of the Options subject to the Award.

(2) Option Holding Period: Subject to the authority of the Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement.

(3) No Waivers: A provision that neither the Committee nor the Board of Directors has retained the authority to waive the requirements set forth in Sections 6(a)(1) and (2).

         (b) Mandatory Provisions for Restricted Stock and Stock Units Payable in Stock. Award Agreements for Restricted Stock shall be deemed to contain the following provisions:

(1) Vesting: A provision prohibiting the sale of any shares of Restricted Stock granted under an Award prior to the third anniversary of the Date of Grant of the Award and requiring the forfeiture of all shares of Restricted Stock subject to the Award in the event that the Participant does not remain an Employee for at least three years following the Date of Grant of the Restricted Stock; provided, that (i) any Award Agreement governing Restricted Stock may provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of Performance Goals; and (ii) any Award Agreement may provide that Restricted Stock vests prior to the third anniversary of the Date of Grant in the event of a Change in Control or in the case of termination of employment with the Corporation (or a Subsidiary) due to death, disability, layoff, retirement or divestiture, or in the case of a vesting period longer than three years, prior to the expiration of any period longer than three years for any reason designated by the Committee. The vesting requirements of this Section 6(b) shall also apply to Award Agreements governing Stock Units payable in Stock unless the Stock Units are granted in conjunction with, or part of another Award.

(2) No Waivers: A provision that neither the Committee nor the Board of Directors has retained the authority to waive the requirements set forth in Section 6(b)(1).

         (c) Mandatory Provisions Applicable to All Award Agreements. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement consistent with applicable legal considerations, provides otherwise:

(1) Non-assignability: The Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by the Participant or by his or her guardian or legal representative. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of the securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

(3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award, or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(i).

         (d) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

(1) Other Terms and Conditions: Any other terms consistent with the terms of this Plan as are necessary, appropriate, or desirable to effect the Award to the Participant, including provisions describing the treatment of an Award in the event of the death, disability, layoff, retirement, divestiture or other termination of a Participant’s employment with or services to the Corporation or a Subsidiary, any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Awards, any requirements for continued employment, any other restrictions or conditions (including performance requirements and holding periods) of the Award and the method by which the restrictions or conditions lapse, and the effect on the Award of a Change in Control, subject, in the case of Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m) and in the case of Options and Restricted Stock, to the requirements of Sections 6(a) (b), and (7).

(2) Non-competition clause: A provision requiring the forfeiture of an Award (whether or not vested) on account of activities deemed by the Committee in its sole discretion to be harmful to the Corporation, including but not limited to employment with a competitor and misuse of the Corporation’s proprietary or confidential information.

         (e) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. Subject to the provisions of Section 8(h), no Award shall be enforceable until the Award Agreement or an acknowledgement of receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By executing the Award Agreement or an acknowledgement of receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7.  Adjustments; Change in Control; Acquisitions.

         (a) Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, split-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock, proportionately adjust any or all of the following:

(1) the number and type of shares of Stock and Share Units that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

(2) the number and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

(3) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

(4) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

(5) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

(6) any other terms as are affected by the event.

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made that would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this Section 7(a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in Section 7(a).

         (b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (iii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iv) that only certain or limited benefits under the Awards shall be accelerated; (v) that the Awards shall be accelerated for a limited time only; or (vi) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

         In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation; (ii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iii) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

         Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if any Award to any Insider is accelerated to a date that is less than six months after the Date of Grant, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

         (c) Change in Control Definition. For purposes of this Plan, a “Change in Control” shall include and be deemed to occur upon one or more of the following events:

(1) A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding voting securities entitled to vote in the election of directors of the Corporation.

(2) The Corporation is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

(3) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation.

(4) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the “Incumbent Directors” shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, “Incumbent Directors” shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

(5) The stockholders of the Corporation approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Corporation’s business and/or assets as an entirety to an entity that is not a Subsidiary.

         (d) Business Acquisitions. Awards may be granted under this Plan on terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become Employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8.  Administration.

         (a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirement of Code Section 162(m). The Board shall designate the members of the Committee.

         (b) Selection and Grant. The Committee shall have the authority to determine the Employees to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

         (c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

         (d) Limited Authority of Committee to Change Terms of Awards. In addition to the Committee’s authority under other provisions of this Plan (including Sections 7 and 9), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(a)), and to waive the Corporation’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate. Notwithstanding the foregoing, the Committee’s authority under this Section 8(d) is subject to any express limitations of this Plan (including under Sections 6(a), 6(b), 7 and 9) and this Section 8(d) does not authorize the Committee to accelerate exercisability or vesting or waive early termination provisions if that acceleration or waiver would be inconsistent with the mandatory vesting requirements set forth in Sections 6(a)(1) and 6(b)(1).

         (e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Share-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

         (f) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

         (g) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

         (h) Notices, Signature, Delivery. Whenever a signature, notice or delivery of a document is required or appropriate under the Plan or pursuant to an Award Agreement, signature, notice or delivery may be accomplished by paper or written format, or to the extent authorized by the Committee, subject to Section 10(d), by electronic means. In the event the Committee authorizes electronic means for the signature, notice or delivery of a document hereunder, the electronic record or confirmation of that signature, notice or delivery maintained by or on behalf of the Committee shall for purposes of this Plan and any applicable Award Agreement be treated as if it was a written signature or notice and was delivered in the manner provided herein for a written document.

SECTION 9.  Amendment and Termination of this Plan.

         The Board of Directors may at any time terminate, suspend or discontinue this Plan. The Board of Directors may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Corporation’s stockholders. For this purpose, a material amendment is any amendment that would (i) materially increase the number of shares of Stock available under the Plan or issuable to a Participant (other than a change in the number of shares made pursuant to Section 7); (ii) change the types of awards that may be granted under the Plan; (iii) expand the class of persons eligible to receive awards or otherwise participate in the Plan; (iv) reduce the price at which an Option is exercisable either by amendment of an Award Agreement or by substitution of a new Option Award at a reduced price (other than as permitted in Section 7); or (v) require stockholder approval pursuant to the New Stock Exchange Listed Company Manual (so long as the Corporation is a listed company on the New York Stock Exchange) or applicable law. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 8(d) (subject to any applicable limitations thereunder), so long as such an amendment would not require approval of the Corporation’s stockholders, if such amendment was made to the Plan. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award.

SECTION 10.  Miscellaneous.

         (a) Unfunded Plan. This Plan shall be unfunded. Neither the Corporation, the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

         (b) Rights of Employees.

(1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional future Awards.

(2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any

Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment of a person with or without cause.

         (c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation and shall become effective upon and shall be subject to the approval of the Corporation’s stockholders. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after February 28, 2013. Notwithstanding the foregoing, any Award granted under the Plan on or prior to February 28, 2013 may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares of Stock or Stock Units subject to, comprising or referenced in such Award (other than in accordance with Section 7(a)).

         (d) Compliance with Laws. This Plan, Award Agreement, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable to comply with all legal requirements. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as counsel to the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

         (e) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed by and in accordance with the laws of the State of Maryland, except as to matters of federal law.

         (f) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817
www.lockheedmartin.com

☒	Please mark your votes as in this example	5601

This proxy solicitation/voting instruction card when properly executed and returned will be voted in the manner directed herein or in accordance with the proxies’ discretion on proposals that are untimely or on other matters incident to the meeting. If no direction is made, this card will be voted FOR Proposals 1 and 2 and AGAINST Proposals 3, 4, 5 and 6.

Directors recommend a vote FOR ALL nominees and FOR Proposal 2.

		FOR	WITHHELD
1.	Election of Directors	☐	☐	01.	Nolan D. Archibald	07. Eugene F. Murphy
				02.	Norman R. Augustine	08. Joseph W. Ralston
				03.	Marcus C. Bennett	09. Frank Savage
(For, except vote withheld from the following nominee(s))				04.	Vance D. Coffman	10. Anne Stevens
				05.	Gwendolyn S. King	11. Robert J. Stevens
				06.	Douglas H. McCorkindale	12. James R. Ukropina 13. Douglas C. Yearley
_____________________________________________

		FOR	AGAINST	ABSTAIN
2.	Management Proposal–LMC 2003 Incentive Performance Award Plan	☐	☐	☐

Directors recommend a vote AGAINST Proposals 3, 4, 5 AND 6.

		FOR	AGAINST	ABSTAIN
3.	Stockholder Proposal A — By Evelyn Y. Davis	☐	☐	☐
4.	Stockholder Proposal B — By John Chevedden	☐	☐	☐
5.	Stockholder Proposal C — By The Episcopal Church and Other Groups	☐	☐	☐
6.	Stockholder Proposal D — By Carpenters Benefit Funds	☐	☐	☐

I elect not to direct the voting of unallocated shares in the Lockheed Martin Corporation Salaried Savings Plan.	☐	I will attend the meeting	☐

The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Signature of Stockholder(s)	Date:

NOTE: If casting your vote by mail, please date and sign exactly as your name appears above and return this card in the enclosed envelope.

- If Casting Votes By Mail, Detach Here and Return Properly Executed Proxy Solicitation/Voting Instruction Card in Enclosed Envelope -

ADMISSION TICKET

(Please bring this ticket and a form of personal (including photo)
identification with you if you are attending the meeting.)

Annual Meeting of Stockholders – Thursday, April 24, 2003
Grand Ballroom – 10:30 a.m. (Eastern time)
Dayton Marriott Hotel
1414 S. Patterson Boulevard
Dayton, Ohio 45409

LOCKHEED MARTIN CORPORATION

Proxy Solicitation/Voting Instruction Card For
Annual Meeting of Stockholders

PROXY

The undersigned hereby appoints Nolan D. Archibald, Eugene F. Murphy and Anne Stevens, each of them proxies of the undersigned with respect to common stock of Lockheed Martin Corporation (the “Corporation”) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:30 a.m., Eastern time, on April 24, 2003, at the Dayton Marriott Hotel, 1414 S. Patterson Boulevard, Dayton, Ohio, and at any adjournment or postponement thereof. If the undersigned is a participant in one or more of the Corporation’s 401(k) or capital accumulation plans and has stock allocated to his or her account(s), the undersigned hereby instructs the Trustee of the plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card at the Annual Meeting and any adjournment thereof in accordance with its discretion on such other matters as may properly come before the meeting. A proportionate number of shares of stock not yet allocated to participants’ accounts in the Lockheed Martin Corporation Salaried Savings Plan will be voted in accordance with the instructions of each participant in that plan who has ESOP match shares allocated to his or her account, unless the participant elects not to provide instructions with respect to such shares on the reverse side of this card. Allocated plan shares for which no card is received will be voted by the Trustee at its discretion. Unallocated shares for which no instructions are received will be voted by the Trustee in the same proportion as unallocated shares for which instructions are timely received. Stockholders and plan participants are requested to mark, date and sign this card on the reverse side and to return it promptly in the enclosed envelope, or to vote by internet, access http://www.eproxyvote.com/lmt or to vote by telephone, dial toll-free 1-877-779-8683 (or 201-536-8073 toll call outside of U.S.).

To vote in accordance with the Board of Directors’ recommendations, please sign and date the reverse side; no boxes need to be checked.

SEE REVERSE SIDE

The Board of Directors is soliciting this Proxy Solicitation/Voting Instruction Card.

- If Casting Votes By Mail, Detach Here and Return Properly Executed Proxy Solicitation/Voting Instruction Card in Enclosed Envelope -

Annual Meeting of Stockholders
Thursday, April 24, 2003
Dayton Marriott Hotel
1414 S. Patterson Boulevard, Dayton, Ohio 45409

You may vote your shares electronically by internet or telephone. Voting electronically will eliminate the need to mail a voted Proxy Solicitation/Voting Instruction Card. Please note that participants in the Lockheed Martin Salaried Savings Plan electing not to direct the voting of unallocated shares may not vote by telephone but may still vote using the internet. To vote by internet or telephone, please follow the steps below:

	Internet Voting Steps		Telephone Voting Steps

1)	Have this card (showing your voting control number in box on reverse side of this card) and your social security number/tax identification number available; then,	1)	Have this card (showing your voting control number in box on reverse side of this card) and your social security number/tax identification number available; then,
2)	Access http://www.eproxyvote.com/lmt	2)	Using a touch-tone telephone, dial toll-free 1-877-779-8683 (or 201-536-8073 toll call outside of U.S.)

The internet and telephone voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you before you cast your vote. You may also change your selections on any or all of the proposals to be voted.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

U.S. TRUST COMPANY, N.A.

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED
MARTIN CORPORATION COMMON STOCK ALLOCATED
TO THEIR ACCOUNTS IN CERTAIN
COMPANY SPONSORED SAVINGS PLANS

Dear Plan Participant:

     The enclosed 2003 proxy materials have been prepared by the Board of Directors of Lockheed Martin Corporation (“Lockheed Martin”) in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 24, 2003.

     U.S. Trust Company, National Association (“U.S. Trust”) is a trustee with respect to the shares of Lockheed Martin Corporation common stock (“Common Stock”) held in the plans listed on the attachment hereto (the “Plans”). The enclosed Proxy Solicitation/Voting Instruction card is to be used for giving voting instructions to U.S. Trust with respect to shares held in the Plans and appointing proxies for voting shares owned outside of the Plans. This letter provides information concerning the voting of Common Stock held in the Plans.

     The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on the voting instruction card. If you want to follow the Board’s recommendations on all matters, you can do so by signing, dating and returning the card in the enclosed postage-paid envelope without checking any of the boxes on the card. You may also provide voting instructions electronically by Internet or touch-tone telephone, as explained below.

     All matters to be voted upon at this meeting are extremely important and are described in the enclosed proxy materials. You should carefully read these materials and the following explanation of the voting pass-through rules of the Plans and how to complete and return the card or provide voting instructions electronically by Internet or telephone.

VOTING DEADLINE

     In order to ensure that your voting instructions to U.S. Trust are tabulated in a timely fashion, your voting instruction card, Internet or telephone instructions must be received no later than 5 p.m. Eastern time on April 18, 2003.

     If you wish to provide voting instructions by returning a voting instruction card, you must complete, sign, date and return your card in the envelope provided in time for it to be received by the voting deadline. Please return your card in the envelope provided which is addressed to EquiServe Trust Company, N.A. the confidential vote tabulator for U.S. Trust.

U.S. TRUST’S RESPONSIBILITIES

     As a trustee with respect to the Common Stock held in the Plans, U.S Trust’s responsibilities include providing proxy materials to participants, ensuring the confidentiality of participants’ voting instructions, voting shares in accordance with participant instructions, and voting shares for which no instructions are received from participants.

HOW TO GIVE VOTING INSTRUCTIONS

     These instructions explain how you may give voting instructions to U.S. Trust with respect to both allocated and unallocated shares of Common Stock.

     Allocated Shares

     Only U.S. Trust can vote the shares of Common Stock held by the Plans. However, under the terms of the Plans, each participant is entitled to instruct U.S. Trust how to vote all shares allocated to his or her account. You may instruct U.S. Trust to vote for or against any particular matter or to abstain from voting on that matter. If you sign, date and return a voting instruction card but do not check any boxes on the card, U.S. Trust will vote the shares in accordance with the Board’s recommendations on the card.

     You may provide voting instructions to U.S. Trust by using the Internet or a touch-tone telephone. Simply access http://www.eproxyvote.com/lmt on the Internet or dial 1-877-779-8683 on a touch-tone telephone and follow the directions. You must have your voting instruction card and your social security number available when you vote by Internet or telephone. If you return a voting instruction card and also provide voting instructions by Internet and/or telephone, U.S. Trust will follow your latest instructions. For this purpose, the date on your voting instruction card will be the date for those instructions. If it is not possible to determine which voting instructions are the latest, U.S. Trust will follow your latest dated electronic voting instructions.

     Unallocated Shares

     The Lockheed Martin Corporation Salaried Savings Plan (“Salaried Savings Plan”) also holds in the ESOP Fund shares of Common Stock that have not yet been allocated to any individual’s account. If you participate in the Salaried Savings Plan, you may choose to act as a “named fiduciary” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and instruct U.S. Trust how to vote a proportionate number of unallocated shares in the ESOP Fund based upon the ratio of the number of shares of Common Stock contributed by the Company to the ESOP Fund as the SSP ESOP Matching Contribution on behalf of, and currently allocated to, your account to the number of shares of Common Stock contributed by the Company to the ESOP Fund as the SSP ESOP Matching Contribution on behalf of, and currently allocated to, the account of all participants in the Salaried Savings Plan. Your voting instructions will automatically apply to a proportionate number of unallocated shares, unless you check the box on the card indicating that you do not want to provide voting instructions for those shares.

     Under ERISA, a person who agrees to act as a fiduciary becomes subject to the fiduciary responsibility rules of ERISA which rules require a fiduciary to act prudently, solely in the interest of all plan participants and beneficiaries and for the exclusive purpose of providing benefits to the plan participants and beneficiaries. A fiduciary who breaches the fiduciary responsibility rules of ERISA may be liable to the plan for any losses caused by the fiduciary’s actions. If you elect to act as a named fiduciary, you should exercise your voting rights prudently and in the interest of all participants and beneficiaries of the Salaried Savings Plan. If you do not wish to act as a named fiduciary for the unallocated shares, you must check the box on the voting instruction card indicating that you are not providing voting instructions for those shares.

     If you are a participant in the Salaried Savings Plan and do not wish to provide voting instructions for the unallocated shares, you may not vote by telephone but may still vote using the Internet.

     Failure to Provide Instructions

     If you fail to sign, date and return a card or vote by Internet or telephone, U.S. Trust will vote shares allocated to your account in its sole discretion. If timely voting instructions for unallocated shares are not received from all participants who have shares of Common Stock contributed by the Company to the ESOP Fund as the SSP ESOP Matching Contribution on behalf of, and allocated to, their accounts, U.S. Trust will vote the remaining unallocated shares in the same proportions as those for which timely voting instructions have been received. Accordingly, the exact number of unallocated shares which will be voted in accordance with your voting instructions cannot be determined until all timely participant instructions have been received.

CONFIDENTIALITY

     Your voting instructions to U.S. Trust are confidential. U.S. Trust will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct U.S. Trust to vote in the manner you think is best.

QUESTIONS

     If you have any questions about your voting rights under the Plan, the voting instruction card or the confidentiality of your vote, please contact U.S. Trust between the hours of 8:30 a.m. and 4:00 p.m. Pacific time at 1-800-535-3093.

U.S. TRUST COMPANY, National Association
Common Stock Trustee

ATTACHMENT

PLAN #	PLAN

1	SANDIA CORPORATION SAVINGS AND INCOME PLAN

2	SANDIA CORPORATION SAVINGS AND SECURITY PLAN

3	LOCKHEED MARTIN CORPORATION HOURLY EMPLOYEE SAVINGS PLAN PLUS

4	LOCKHEED MARTIN CORPORATION CAPITAL ACCUMULATION PLAN

5	LOCKHEED MARTIN CORPORATION CAPITAL ACCUMULATION PLAN FOR HOURLY EMPLOYEES

6	LOCKHEED MARTIN CORPORATION OPERATION SUPPORT SAVINGS PLAN

7	LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN FOR BARGAINING EMPLOYEES

8	LOCKHEED MARTIN CORPORATION PERFORMANCE SHARING PLAN FOR PUERTO RICO EMPLOYEES

9	LOCKHEED MARTIN CORPORATION RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

10	LOCKHEED MARTIN CORPORATION SALARIED SAVINGS PLAN

11	LOCKHEED MARTIN CORPORATION SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES

12	LOCKHEED MARTIN CORPORATION BASIC BENEFIT PLAN FOR HOURLY EMPLOYEES

13	USA RETIREMENT SAVINGS PLAN